Exhibit 10(a)22

                                TABLE OF CONTENTS


R E C I T A L S........................................................1


ARTICLE I..............................................................2


DEFINITIONS............................................................2

1.1 Actual Hourly Facility Generation..................................2

1.2 AEC................................................................3

1.3 AEC Settlement.....................................................3

1.4 Antitrust Conditions...............................................3

1.5 Availability.......................................................3

1.6 Availability Schedule..............................................3

1.7 Back-Up Capacity...................................................4

1.8 Coal and Oil Reconcilement Sheets..................................4

1.9 Contract Year......................................................4

1.10 Control Area Services.............................................4

1.11 Day...............................................................5

1.12 Effective Date....................................................5

1.13 Energy Imbalance Service..........................................5

1.14 Federal Power Act.................................................5

1.15 FERC..............................................................5

1.16 Hour..............................................................6

1.17 Hourly Pseudo Resource Utilization................................6

1.18 IIC...............................................................6

1.19 Interest..........................................................6

1.20 ITS...............................................................6

1.21 Joint Committee for Planning and Operations.......................6

1.22 Joint-Owned Facilities............................................6

1.23 Joint Ownership Agreements........................................7

1.24 Level A...........................................................7

1.25 Level A to B-1 Loss Factors.......................................7

1.26 Level A to B-2 Loss Factors.......................................7

1.27 Level B-1.........................................................7

1.28 Level B-1 to B-2 Loss Factors.....................................7

1.29 Level B-2.........................................................8

1.30 Level D...........................................................8

1.31 Level D to B-1 Loss Factors.......................................8

1.32 Marginal Replacement Fuel Cost....................................8

1.33 Maximum Utilization Level.........................................8

1.34 MEAG Non-Territorial Load.........................................9

1.35 MEAG Off-System Control Area Services.............................9

1.36 MEAG Off-System Transaction.......................................9

1.37 MEAG Territorial Control Area Services...........................10

1.38 MEAG Territorial Load............................................10

1.39 MEAG Total Load Requirements.....................................10

1.40 Minimum Utilization Level........................................10

1.41 Month............................................................10

1.42 NERC.............................................................11

1.43 Nuclear Resource.................................................11

1.44 Open Access Transmission Tariff of Southern Companies............11

1.45 Participants.....................................................11

1.46 Party............................................................11

1.47 Power Sales Contracts............................................11

1.48 Prudent Utility Practice.........................................12

1.49 Pseudo CT Resource...............................................12

1.50 Pseudo CT Resource Heat Rate.....................................12

1.51 Pseudo Energy....................................................12

1.52 Pseudo Energy Purchase...........................................13

1.53 Pseudo Energy Sale...............................................13

1.54 Pseudo Resource(s)...............................................13

1.55 Pseudo Schedule[ing] and Dispatch................................13

1.56 Pseudo SEPA Resources............................................13

1.57 Pseudo Steam Resource(s).........................................14

1.58 Pseudo Steam Resource Heat Rate..................................14

1.59 Real Time........................................................14

1.60 Revised ITSA.....................................................14

1.61 SEPA.............................................................15

1.62 SEPA Contracts...................................................15

1.63 SEPA Declaration Schedule........................................15

1.64 SEPA Resources...................................................15

1.65 SEPA Week........................................................15

1.66 Southern Companies...............................................15

1.67 Southern Control Area............................................16

1.68 Southern Dispatch................................................16

1.69 Southern Sub-Region..............................................16

1.70 System Marginal Cost.............................................16

1.71 Term.............................................................17

1.72 Territorial Marginal Cost........................................17

1.73 Utilization......................................................17

1.74 Utilization Schedule.............................................17

1.75 Week.............................................................17


ARTICLE II............................................................17


APPLICABILITY OF AGREEMENT............................................18

2.1 General...........................................................18

2.2 Nuclear Resources.................................................18

2.3 Pseudo Steam and CT Resources.....................................18

2.4 Default...........................................................18


ARTICLE III...........................................................18


OPERATING OBLIGATIONS OF THE PARTIES..................................19

3.1 Basic Planning, Operation and Maintenance Obligations Under
Existing Standards....................................................19

3.2 Violation of Basic Planning, Operation and Maintenance Obligations19

3.3 Obligations Under Future Standards................................21

3.4 Pseudo Resources..................................................23

3.5 System Security and Integrity.....................................23

3.6 Supply Deficiencies...............................................24

3.7 Power Flows.......................................................24


ARTICLE IV............................................................24


AEC SETTLEMENT AND ANTITRUST CONDITIONS...............................25

4.1 MEAG Representations and Warranties Concerning Power Sales
    Contracts.........................................................25

4.2 Satisfaction of AEC Settlement and Antitrust Conditions...........25

4.3 Use of the ITS....................................................26


ARTICLE V.............................................................26


PSEUDO DISPATCH: PSEUDO STEAM RESOURCES AND PSEUDO CT RESOURCE........27

5.1 Availability Schedules............................................27

5.2 Changes to Availability Schedules.................................27

5.3 Hourly Utilization Schedules......................................28

5.4 Changes to Utilization Schedules..................................29

5.5 Pseudo Steam Resource Ramping.....................................31

5.6 Minimum Commitment Notice.........................................31

5.7 Minimum Decommitment Notice and Minimum Up-Time...................32

5.8 Minimum Downtime..................................................33

5.9 Pseudo CT Resource Test Energy....................................33

5.10 Pseudo Steam Resources Operating Off Automatic Generation Control.33


ARTICLE VI............................................................34


PSEUDO ENERGY SALES AND PURCHASES.....................................34

6.1 Pseudo Energy.....................................................34

6.2 Pseudo Energy Sale................................................34

6.3 Pseudo Energy Purchase............................................35

6.4 Coal Procurement..................................................36


ARTICLE VII...........................................................37


PSEUDO DISPATCH: SEPA RESOURCES.......................................37

7.1 Duration of Effectiveness.........................................37

7.2 SEPA Declaration Schedule.........................................37

7.3 Changes to SEPA Declaration Schedule..............................38

7.4 Hourly Utilization Schedule.......................................38

7.5 Changes to Utilization Schedule...................................40

7.6 Delivery of and Payment for Energy................................41

7.7 Coordination with SEPA Contracts..................................42


ARTICLE VIII..........................................................42


MEAG TERRITORIAL CONTROL AREA SERVICES................................42

8.1 Availability......................................................42

8.2 Scheduling, System Control and Dispatch Service...................43

8.3 Reactive Supply and Voltage Control From Generation Sources
    Service...........................................................43

8.4 Regulation and Frequency Response Service.........................44

8.5 Operating Reserve - Spinning Reserve Service......................45

8.6 Operating Reserve - Supplemental Reserve Service..................48

8.7 Purchase of Regulation, Spinning Reserve and Supplemental
    Reserve Services..................................................50

8.8 Energy Pricing Within the Inadvertent Energy Bandwidth............51

8.9 Special Modification to Qualifying Reserves - Supplemental........51


ARTICLE IX............................................................52


ENERGY IMBALANCE SERVICE..............................................52

9.1 Energy Imbalance..................................................52

9.2 Allowable Imbalance Bandwidth.....................................53

9.3 Inadvertent Energy Bandwidth......................................53

9.4 Back-up Capacity Charge...........................................54

9.5 Commitment Cost...................................................54

9.6 Credit for Hourly Surplus Energy..................................54

9.7 Payment for Hourly Deficit Energy.................................55


ARTICLE X.............................................................56


OFF-SYSTEM TRANSACTIONS...............................................56

10.1 Scheduling and Coordination......................................56

10.2 Information Obligations..........................................56

10.3 Transmission Responsibility......................................57

10.4 MEAG Off-System Control Area Services............................57


ARTICLE XI............................................................58


MUTUAL BUY/SELL TRANSACTIONS..........................................58

11.1 Implementation...................................................58


ARTICLE XII...........................................................59


BILLING AND COLLECTION................................................59

12.1 Invoice..........................................................59

12.2 Payment..........................................................59

12.3 Failure To Pay...................................................60

12.4 Billing Disputes.................................................61

12.5 Availability of Records..........................................62


ARTICLE XIII..........................................................62


DEVELOPMENT, IMPLEMENTATION AND ADMINISTRATION FEES...................62

13.1 Payment..........................................................62


ARTICLE XIV...........................................................64


TERM OF AGREEMENT.....................................................64

14.1 Initial Term.....................................................64

14.2 Extension of the Term............................................64

14.3 Conditions Precedent to Effectiveness............................65


ARTICLE XV............................................................66


MISCELLANEOUS PROVISIONS..............................................66

15.1 Remedies.........................................................66

15.2 Indemnification..................................................67

15.3 No Affiliate Liability...........................................67

15.4 Disclaimer of Warranty...........................................67

15.5 Service Constancy................................................68

15.6 Assignment.......................................................68

15.7 Agency...........................................................68

15.8 No Partnership...................................................69

15.9 Successors and Assigns...........................................69

15.10 Superseding Effect..............................................69

15.11 Notice..........................................................69

15.12 Counterparts....................................................70

15.13 Governing Law...................................................70

APPENDIX (LIST OF PARTICIPANTS)
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                    PSEUDO SCHEDULING AND SERVICES AGREEMENT

                  This PSEUDO SCHEDULING AND SERVICES AGREEMENT (the "Agreement") is entered into as of this 8th day of April, 1997, between GEORGIA POWER COMPANY, a corporation organized and existing under the laws of the State of Georgia ("Georgia Power") and the MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA, a public corporation and instrumentality of the State of Georgia ("MEAG").
                                R E C I T A L S:
                  WHEREAS, Georgia Power currently provides electric sales service to MEAG pursuant to Georgia Power's Partial Requirements Tariff effective January 1, 1993, entitled "Georgia Power Company, FERC Electric Tariff, First Revised Volume No. 2, Wholesale For Resale, Partial Requirements Service," as it applies to MEAG under the Parties' related Electric Service Contract Agreement (collectively, the "PR Tariff"), presently on file with the Federal Energy Regulatory Commission ("FERC"). In addition, Georgia Power currently provides certain related coordination services to MEAG under the Parties' Scheduling Services Agreement dated June 8, 1994;
                  WHEREAS, Georgia Power and MEAG have entered into a Partial Requirements Service Settlement Agreement dated January 10, 1997, which, among other things, reflects the Parties' desire to establish a new service relationship that shall afford MEAG greater operational independence and flexibility with respect to its generating resources located within Southern Company's ("Southern") control area, consistent with and subject to MEAG's rights and obligations under the Revised and Restated Integrated Transmission System Agreement ("Revised ITSA") and certain Joint Ownership Agreements governing joint-owned generation facilities in the state of Georgia;
                  WHEREAS, Georgia Power and MEAG desire to implement their new service relationship by entering into this Agreement, which, upon its effectiveness, shall replace in their entirety and terminate the PR Tariff as it pertains to MEAG and the Parties' Scheduling Services Agreement.
                  NOW, THEREFORE, for and in consideration of the premises and the mutual undertakings herein contained and for other good and valuable consideration, the terms and sufficiency of which are hereby acknowledged, Georgia Power and MEAG hereby agree as follows:
                                    ARTICLE I
                                   DEFINITIONS
         In addition to the initially capitalized terms and phrases defined in the preamble of this Agreement, the following initially capitalized terms and phrases as and when used in this Agreement shall have the respective meanings set forth below:
         1.1 "Actual Hourly Facility Generation": the amount of energy, in megawatt hours (MWH), net of station service energy, which is actually generated during any one Hour by the generation facility associated with a given Pseudo Steam or CT Resource and delivered to Level B-1, as adjusted for losses using Level A to B-1 Loss Factors, as appropriate. During periods in which the amount determined pursuant to the previous sentence is negative, the Actual Hourly Facility Generation associated with such Pseudo Resource shall nevertheless be deemed to be zero megawatt hours (MWH).
         1.2 "AEC": the Atomic Energy Commission, predecessor to the Nuclear Regulatory Commission.
         1.3 "AEC Settlement": the settlement agreement entered into on April 24, 1974, between and among Georgia Power, the Georgia Municipal Association (predecessor to MEAG) and certain municipalities, some of which are now wholesale customers of MEAG, pursuant to which Georgia Power is obligated to provide certain electric sales, coordination and transmission services to MEAG in accordance with the terms of specific Antitrust Conditions.
         1.4 "Antitrust Conditions": the conditions imposed on Georgia Power by the AEC, as set forth and described in AEC Facility Operating License NPF-81, NPF-68, and NPF-5, issued to Georgia Power on March 31, 1989, March 16, 1987 and June 13, 1978, respectively.
         1.5 "Availability": the readiness and ability of the generating facility associated with a Pseudo Resource to generate power within an Hour. A Pseudo Resource shall be deemed "Available" for purposes of this Agreement unless it is unavailable due to outages or deratings (as defined by NERC), or transmission constraints (as defined by NERC).
         1.6 "Availability Schedule": the list of hourly Pseudo Steam and CT Resource Availabilities provided to MEAG by Georgia Power pursuant to Sections 5.1 and 5.2 of this Agreement.
         1.7 "Back-Up Capacity: the quantity of deficit energy in the Hour associated with the Back-Up Capacity Charge, as defined and set forth in Section 9.4 herein.
         1.8 "Coal and Oil Reconcilement Sheets": those documents, and any successors thereto, prepared in accordance with procedures for separate stockpile accounting at Plant Robert W. Scherer Unit No. 1, Plant Robert W. Scherer Unit No. 2, Plant Hal Wansley Unit No. 1, and Plant Hal Wansley Unit No. 2.
         1.9 "Contract Year": a consecutive 12-month period commencing on the Effective Date of this Agreement and at each annual anniversary date of such Effective Date, if and to the extent the Term of this Agreement is extended pursuant to Section 14.2.
         1.10     "Control Area Services": those services which are necessary
                  (a) to effectuate energy deliveries under this Agreement and
                  (b) to maintain the integrity of the ITS and the Southern Control Area during transactions undertaken under this Agreement. Control Area Services shall include the following for purposes of this Agreement:
                  a.       Scheduling, System Control and Dispatch Service
                  b. Reactive Supply and Voltage Control from Generation Sources Service
                  c.       Regulation and Frequency Response Service
                  d.       Operating Reserve - Spinning Reserve Service
                  e.       Operating Reserve - Supplemental Reserve Service.
         1.11 "Day": one calendar day, commencing at one (1) minute prior to 12:01 a.m. (Birmingham, Alabama, prevailing time) of each such calendar day and ending at one (1) minute after 11:59 p.m. (Birmingham, Alabama, prevailing time) of the same calendar day.
         1.12 "Effective Date": the first Day of the Month immediately following the date on which the FERC permits this Agreement to become effective, either without modification or condition; or, alternatively, subject to condition(s) or modification(s) deemed acceptable to both Georgia Power and MEAG, as determined by each Party in its sole discretion.
         1.13 "Energy Imbalance Service": the service rendered to MEAG by Georgia Power which matches MEAG's resources and MEAG Total Load Requirements on an hourly basis and provides any necessary back-up power to MEAG to maintain such balance. Energy Imbalance Service shall incorporate a Back-Up Capacity Charge, (Section 9.4), a Commitment Cost (Section 9.5), a Credit for Hourly Surplus Energy (Section 9.6), and a Payment for Hourly Deficit Energy (Section 9.7).

         1.14 "Federal Power Act": the Federal Power Act, 16 U.S.C.A.ss.ss. 791a-828c (West 1985 & Supp. 1996), as the same may hereafter be amended from time to time.

         1.15 "FERC": the Federal Energy Regulatory Commission or any governmental authority succeeding to the powers and functions thereof under the Federal Power Act.

         1.16 "Hour": one (1) clock hour of a Day expressed in Birmingham, Alabama prevailing time.

         1.17 "Hourly Pseudo Resource Utilization": the amount of energy, in megawatt hours (MWH), that MEAG schedules or is deemed to have utilized from a Pseudo Resource during any one Hour, as such energy is determined under Articles V and VII.

         1.18 "IIC": The Intercompany Interchange Contract among Georgia Power and certain of its affiliates, as amended, approved by the FERC in Docket No. ER86-103-001, and any successor thereto.

         1.19 "Interest": two (2) percent plus the prime rate, as stated in the Wall Street Journal on the date payment is due.

         1.20 "ITS: the "Integrated Transmission System" as such term is defined in the Revised ITSA.

         1.21 "Joint Committee for Planning and Operations": the committee formed by representatives of Georgia Power, MEAG, and certain other entities for the purpose of administering the relationship among such entities, as described in that certain Joint Committee Agreement dated August 27, 1976, as amended.

         1.22 "Joint-Owned Facilities": Plant Robert W. Scherer Unit No. 1, Plant Robert W. Scherer Unit No. 2, Plant Hal Wansley Unit No. 1, Plant Hal Wansley Unit No. 2, Edwin I. Hatch Nuclear Plant Unit No. 1, Edwin I. Hatch Nuclear Plant Unit No. 2, Plant Alvin W. Vogtle Unit No. 1, Plant Alvin W. Vogtle Unit No. 2, and Plant Hal Wansley Unit No. 5A.

         1.23 "Joint Ownership Agreements": the agreements among Georgia Power, MEAG, Oglethorpe Power Corporation and the City of Dalton, Georgia, which govern the Parties' ownership and operating rights and obligations with respect to the Joint-Owned Facilities.
         1.24 "Level A": the generator voltage side of each step-up or station service transformer of each generation facility of Georgia Power or other entity that supplies power directly into the ITS.

         1.25 "Level A to B-1 Loss Factors": factors intended to reflect energy loss from Level A to Level B-1 for generation. These loss factors may be determined by the Joint Committee for Planning and Operations.

         1.26 "Level A to B-2 Loss Factors": factors intended to reflect energy loss from Level A to Level B-2 for station service. These loss factors may be determined by the Joint Committee for Planning and Operations.

         1.27 "Level B-1": the transmission voltage side of each step-up transformer of each generation facility of Georgia Power or other entity that supplies power directly into the ITS, or any points of interconnection where power flows into the ITS.

         1.28 "Level B-1 to B-2 Loss Factors": factors intended to reflect energy loss from Level B-1 to Level B-2. These loss factors may be determined by the Joint Committee for Planning and Operations.

         1.29 "Level B-2": the transmission facilities included in the ITS which operate at 115 kV or above or any points of interconnection where power flows out of the ITS, including, but not limited to, station service.

         1.30 "Level D": the distribution voltage side of the meter points where power flows out of the ITS.

         1.31 "Level D to B-1 Loss Factors": factors intended to reflect energy loss from Level D to Level B-1. These loss factors may be determined by the Joint Committee for Planning and Operations.

         1.32 "Marginal Replacement Fuel Cost": the fuel cost, in dollars per millions of British Thermal Units (MMBTU), including the value of SO2 allowances for affected units, as determined in accordance with the IIC marginal fuel cost procedures filed with FERC (as such procedures may be amended from time to time), which is used for Southern Dispatch. Georgia Power shall use reasonable best efforts to make available to MEAG the Marginal Replacement Fuel Cost on or before three (3) Days prior to the Day on which such cost will take effect.

         1.33 "Maximum Utilization Level": the maximum level of allowed resource Utilization of a Pseudo Resource by MEAG during an Hour, as reasonably determined by Georgia Power in accordance with Prudent Utility Practice, which shall represent as closely as possible the actual maximum operating limitation on the generation facility associated with such Pseudo Resource at that time.
         1.34 "MEAG Non-Territorial Load": the hourly sum of MEAG's sales to another person or entity, excluding MEAG Territorial Load, adjusted for losses using Level B-1 to B-2 Loss Factors or Level D to B-1 Loss Factors, as appropriate.

         1.35 "MEAG Off-System Control Area Services": Control Area Services associated with MEAG Non-Territorial Load.

         1.36 "MEAG Off-System Transaction": (i) any single sales transaction between MEAG and another person or entity, excluding the Participants and the City of Acworth (for so long as and to the extent that MEAG continues to provide requirements service to the City of Acworth); (ii) any transaction by which MEAG takes energy or causes or allows energy to be taken into the ITS from a generation facility or other resource which is not interconnected with the ITS or is located outside the Southern Control Area; or (iii) any transaction by which MEAG provides or causes or allows to be provided transmission service into, out of or across the ITS. "MEAG Off-System Transactions" means, collectively, more than one (1) MEAG Off-System Transaction. All MEAG Off-System Transactions shall be adjusted for losses using Level B-1 to B-2 Loss Factors, as appropriate.

         1.37 "MEAG Territorial Control Area Services": Control Area Services associated with MEAG Territorial Load.

         1.38 "MEAG Territorial Load": the hourly sum of the delivery point loads of the Participants and the City of Acworth (for so long as and to the extent that MEAG continues to provide electric requirements service to the City of Acworth), adjusted for losses using Level D to B-1 Loss Factors, as appropriate, and any net station service requirement associated with a MEAG resource, adjusted for losses using Level A to B-2 Loss Factors and Level B-1 to B-2 Loss Factors, as appropriate.

         1.39 "MEAG Total Load Requirements": the sum of MEAG Territorial Load and MEAG Non-Territorial Load.

         1.40 "Minimum Utilization Level": the minimum level of allowed resource Utilization of a Pseudo Resource by MEAG during an Hour, as reasonably determined by Georgia Power in accordance with Prudent Utility Practice, which shall represent as closely as possible the actual minimum operating limitation on the generation facility associated with such Pseudo Resource at that time.

         1.41 "Month": one calendar month, commencing at one (1) minute prior to 12:01 a.m. (Birmingham, Alabama, prevailing time) on the first Day of such month and ending at one (1) minute after 11:59 p.m. (Birmingham, Alabama, prevailing time) on the last Day of such month.

         1.42 "NERC": the North American Electric Reliability Council, including the regional organization(s) to which the Parties belong, and any successor organization(s).

         1.43 "Nuclear Resource": the generation capacity associated with MEAG's share of ownership in any one of the following Joint-Owned Facilities: Edwin I. Hatch Nuclear Plant Unit No. 1, Edwin I. Hatch Nuclear Plant Unit No. 2, Plant Alvin W. Vogtle Unit No. 1 and Plant Alvin W. Vogtle Unit No. 2. "Nuclear Resources" means, collectively, more than one Nuclear Resource.

         1.44 "Open Access Transmission Tariff of Southern Companies": the open access transmission tariff filed with the FERC by Southern Companies in Docket No. OA96-27-000, as approved by, and as revised or amended from time to time by, the FERC.

         1.45 "Participants": the political subdivisions listed in the Appendix to this Agreement, to which MEAG currently provides requirements service under separate Power Sales Contracts.

         1.46 "Party": MEAG or Georgia Power. "Parties" includes both MEAG and Georgia Power.

         1.47 "Power Sales Contracts": those contracts dated on or about March 1, 1976, as amended, between MEAG and each of the Participants.

         1.48 "Prudent Utility Practice": at any particular time, a practice, method or act engaged in or approved by a significant portion of the electric utility industry prior to such time, or a practice, method or act which, in the exercise of reasonable judgment, can be expected to accomplish intended results at a reasonable cost consistent with good business practices, reliability, safety and expedition. Prudent Utility Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be among a spectrum of possible practices, methods or acts, having due regard for, among other things, manufacturers' warranties, the requirements of governmental authorities of competent jurisdiction, and the requirements of this Agreement.

         1.49 "Pseudo CT Resource": the generation capacity associated with MEAG's ownership interest in the following Joint-Owned
                  Facility: Plant Hal Wansley Unit No. 5A (combustion turbine), adjusted for losses using Level A to B-1 Loss Factors, as appropriate.

         1.50 "Pseudo CT Resource Heat Rate": the value shown for station economy (expressed in MMBTU/MWH) for Wansley Unit No. 5A, as shown on the then-current IIC Informational Schedule No. 2 or successor thereto, adjusted for losses using the appropriate Level A to B-1 Loss Factor.

         1.51 "Pseudo Energy": the integrated hourly difference between (i) the Hourly Pseudo Resource Utilization of a Pseudo Steam or CT Resource in megawatt hours (MWH), less (ii) the Actual Hourly Facility Generation allocated to MEAG from the Pseudo Resource in megawatt hours (MWH), as determined under the Joint Ownership Agreements.
         1.52 "Pseudo Energy Purchase": If the Pseudo Energy is negative in an Hour, Georgia Power shall be deemed to have made an energy purchase from MEAG equal to the absolute value of the amount of such Pseudo Energy, which purchase shall be subject to the provisions of Article VI.
         1.53 "Pseudo Energy Sale": If the Pseudo Energy is positive in an Hour, Georgia Power shall be deemed to have made an energy sale to MEAG equal to the amount of such Pseudo Energy, which sale shall be subject to the provisions of Article VI.

         1.54 "Pseudo Resource(s): collectively, the Pseudo Steam, CT and SEPA Resources.

         1.55 "Pseudo Schedule[ing] and Dispatch": the hourly scheduling and dispatch of Pseudo Resources by MEAG by and through Georgia Power in accordance with Articles V and VII.

      1.56     "Pseudo SEPA Resources": Subject to Section 7.1, from time to time during the Term, the generation capacity associated with the entitlement shares of the Participants and the City of Acworth (for so long as the Participants and the City of Acworth remain requirements service customers of MEAG) to the hydroelectric generation facilities that make up the SEPA projects and that are being operated within Southern Dispatch at such time, as delivered at Level B-1.

         1.57 "Pseudo Steam Resource(s)": the generation capacity associated with MEAG's ownership interest in any one (or all) of the following Joint-Owned Facilities: Plant Robert W. Scherer Unit No. 1, Plant Robert W. Scherer Unit No. 2, Plant Hal Wansley Unit No. 1 and Plant Hal Wansley Unit No. 2, as adjusted for losses using Level A to B-1 Loss Factors, as appropriate.

         1.58 "Pseudo Steam Resource Heat Rate": the quotient of: (a) the MMBTU from the Coal and Oil Reconcilement Sheets associated with the fuel that Georgia Power, MEAG and the City of Dalton, Georgia actually burn in any Month at the generation facility associated with each Pseudo Steam Resource, divided by (b) the net positive generation in megawatt hours (MWH) at Level B-1 associated with Georgia Power's, MEAG's and the City of Dalton's entitlement to energy from such facility, as determined under the Joint Ownership Agreements.

         1.59" "Real Time": when used as an adjective or an adverb, on as near an instantaneous basis as possible.

         1.60 "Revised ITSA": the Revised and Restated Integrated Transmission System Agreement between Georgia Power and MEAG dated as of December 7, 1990, as amended, and each of the similar agreements between Georgia Power and Oglethorpe Power Corporation and between Georgia Power and the City of Dalton, Georgia.
         1.61     "SEPA": the Southeastern Power Administration.
         1.62 "SEPA Contracts": the contracts in effect as of the date of this Agreement, between Southern Company Services, Inc. ("SCS"), as agent for Georgia Power, MEAG, the Participants and SEPA, for the dispatch of, the scheduling of and the disposition of the capacity of and energy from the SEPA Resources. In the event of any inconsistency or ambiguity between any such contracts, for purposes of this Agreement, that certain Contract between The United States of America Department of Energy acting by and through the Southeastern Power Administration and SCS, as agent for Southern Companies, dated as of September 30, 1996, shall control.

         1.63 SEPA Declaration Schedule": the list of Pseudo SEPA Resources Availabilities provided to MEAG by Georgia Power pursuant to Sections 7.2 and 7.3.

         1.64 "SEPA Resources": generation facilities associated with the Pseudo SEPA Resources.

         1.65 "SEPA Week": seven (7) calendar Days, commencing at one (1) minute prior to 12:01 a.m. (Birmingham, Alabama, prevailing time) of each Saturday and ending at one (1) minute after 11:59 p.m. (Birmingham, Alabama, prevailing time) of each succeeding Friday.

         1.66 "Southern Companies": collectively the operating company affiliates of Southern, including Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, and Savannah Electric and Power Company.

         1.67 "Southern Control Area": the area circumscribed by the tie lines between the utility operating companies owned by Southern (including without limitation Georgia Power) and other utilities.

         1.68 "Southern Dispatch": the ability of Southern Company Services, Inc. (or other Affiliate of Georgia Power) to schedule and control, directly or indirectly, manually or automatically, the output of a generation facility in order to increase or decrease the electricity delivered from such generation facility into the electric system with which it is interconnected.

         1.69 "Southern Sub-Region": the sub-region of the Southeastern Electric Reliability Council, including the Southern Control Area, the control area of the Alabama Electric Cooperative, Inc., the control area of South Mississippi Electric Power Association, and the control areas of SEPA.
         1.70 "System Marginal Cost": the incremental energy cost of Southern Dispatch after serving all sales obligations, which costs shall include fuel expense, variable operation and maintenance expense, fuel handling expense, emissions allowance value, and other appropriate energy related costs, including but not limited to energy purchases.

         1.71     "Term": the initial term of this Agreement specified in
                  Article XIV, as such term may be extended for additional term(s) pursuant to Section 14.2.

         1.72 "Territorial Marginal Cost": the incremental energy cost of Southern Dispatch after serving all Southern Control Area obligations but prior to serving any off-system sales, which costs shall include fuel expense, variable operation and maintenance expense, fuel handling expense, emissions allowance value, and other appropriate energy related costs, including but not limited to energy purchases.
         1.73 "Utilization": the energy scheduled by MEAG from a Pseudo Resource in an Hour, including the effect of changes submitted from time to time by MEAG or deemed to be scheduled by MEAG, all as determined under Articles V and VII of this Agreement, as delivered at Level B-1.

         1.74 "Utilization Schedule": the list of hourly Utilizations provided to Georgia Power by MEAG pursuant to Sections 5.3 and
                  5.4 or Sections 7.4 and 7.5 hereof.

         1.75 "Week": seven (7) calendar days, commencing at one (1) minute prior to 12:01 a.m. (Birmingham, Alabama, prevailing time) of each Monday and ending at one (1) minute after 11:59 p.m. (Birmingham, Alabama, prevailing time) of each succeeding Sunday.
                                   ARTICLE II
                           APPLICABILITY OF AGREEMENT
         2.1 General. Pursuant to this Agreement, MEAG shall Pseudo Schedule and Dispatch its Pseudo Resources; to wit, MEAG shall continue to dedicate its entire interest in the Joint-Owned Facilities to Georgia Power or its agent for purposes of actual (physical) system control and Southern Dispatch. MEAG shall have the ability under this Agreement to direct how and when its Utilization from the Pseudo Resources shall be committed and dispatched through Georgia Power, subject to the terms and conditions set forth in Articles V and VII.

         2.2 Nuclear Resources. This Agreement does not apply to or otherwise govern any of MEAG's Nuclear Resources. MEAG shall have the rights to these resources in accordance with the Joint Ownership Agreements governing the same.

         2.3 Pseudo Steam and CT Resources. MEAG shall remain fully liable and responsible for its allocated share of the operating costs associated with the generation facilities associated with the Pseudo Steam and CT Resources, as determined by and in accordance with the Joint Ownership Agreements.
         2.4 Default. MEAG's right to Pseudo Schedule and Dispatch under this Agreement shall continue only so long as MEAG is not in default under this Agreement, the Joint Ownership Agreements, the SEPA Contracts or the Revised ITSA.
                                   ARTICLE III

                      OPERATING OBLIGATIONS OF THE PARTIES
         3.1 Basic Planning, Operation and Maintenance Obligations Under Existing Standards. Georgia Power and MEAG agree to plan, operate and maintain their electric systems in accordance with Prudent Utility Practice, as measured, in part, by NERC Operating Manual Guidelines (including the NERC-OC Reliability Criteria for Interconnected Systems Operation and the NERC-OC Operating Guides) and Southeastern Electric Reliability Council Guidelines (collectively, "NERC Guidelines"), as the same may be revised from time to time.
         3.2 Violation of Basic Planning, Operation and Maintenance Obligations.
(a) In the event that Georgia Power reasonably determines that MEAG has failed to plan, operate and maintain its electric system in accordance with Prudent Utility Practice, as stated in Section 3.1, and determines that termination of this Agreement is warranted thereby, Georgia Power may notify MEAG of Georgia Power's intent to terminate this Agreement at the end of sixty (60) Days following the date of such notice. Such notice shall be in writing and shall include a statement of reasons justifying such action on the part of Georgia Power; provided, however, that prior to expiration of the sixty (60) Day period, MEAG and Georgia Power shall submit the issue of MEAG's failure to perform to the senior management of each Party for possible resolution. Should management jointly agree that MEAG has sufficiently remedied its failure to perform, Georgia Power's notice of termination shall be rescinded.
         (b) Should management, prior to the end of the expiration of such sixty
(60) Day period, fail to resolve the issue of MEAG's failure to perform in accordance with Prudent Utility Practice, Georgia Power may file at the FERC on or about the sixtieth Day after notification to MEAG (as described in Section 3.2(a)) a request seeking immediate termination of this Agreement, which filing shall effect a waiver of the notice of termination provisions included in
Section 14.2 herein. Pending the issuance of a final order by the FERC on Georgia Power's request for termination, or until MEAG has obtained all necessary regulatory approvals regarding a successor scheduling agreement or control area arrangement, whichever is earlier, MEAG shall purchase Control Area Services from Georgia Power or its agent at the standard rates then in effect under the Open Access Transmission Tariff of Southern Companies, such payments to be collected by Georgia Power subject to refund pending the issuance of such final order by the FERC. For purposes of this Article, a "final order" shall mean a FERC order which is no longer subject to rehearing under the FERC's rules of practice and procedure.
         (c) If the FERC issues a final order granting Georgia Power's request for termination of this Agreement, Georgia Power shall so terminate the Agreement and retain any amounts properly collected from MEAG under Section 3.2(b) from the effective date of such termination (as determined by the FERC). After termination, unless and until MEAG has obtained all necessary regulatory approvals regarding a successor scheduling agreement or separate control area arrangement, MEAG (i) shall continue to purchase Control Area Services from Georgia Power or its agent at the standard rates then in effect under the Open Access Transmission Tariff of Southern Companies (subject to any final FERC action on such rates); and (ii) shall continue to purchase Energy Imbalance Service under terms and conditions in accordance with Article IX of this Agreement. In addition, MEAG shall continue to Pseudo Schedule and Dispatch its Pseudo Resources upon termination of this Agreement pursuant to terms and conditions in accordance with Articles V, VI and VII of this Agreement until MEAG has obtained all necessary regulatory approvals regarding a successor scheduling agreement or separate control area arrangement, or until Georgia Power is capable of providing for separate scheduling and dispatch for Plant Scherer Unit Nos. 1 and 2 and Plant Wansley Unit Nos. 1 and 2 in accordance with those certain amendments to the Plant Scherer and Plant Wansley Joint Ownership Agreements dated December 31, 1990 and January 15, 1995, respectively, whichever is earlier.
         (d) If the FERC issues a final order ruling in favor of MEAG and rejecting Georgia Power's request to terminate this Agreement, Georgia Power shall refund to MEAG the difference between the amounts collected from MEAG at the standard rates then in effect under the Open Access Transmission Tariff of Southern Companies, as described in Section 3.2(b), and the amounts otherwise payable by MEAG under this Agreement, plus interest at applicable FERC rate(s).
         3.3 Obligations Under Future Standards. (a) If NERC or FERC issues rules, standards or guidelines affecting or otherwise relevant to the Control Area Services offered under this Agreement, Georgia Power and MEAG agree to revise or amend, as necessary, the sections of this Agreement pertaining to Control Area Services in order to comport therewith. To that end, the Parties agree to develop specific performance criteria by which to determine, on an objective basis, when such rules, standards or guidelines are violated, such criteria to be incorporated into this Agreement.
         (b) If Georgia Power and MEAG are unable to reach an agreement on the nature or scope of revisions or amendments to this Agreement pursuant to Section 3.3(a), Georgia Power may unilaterally develop and file at the FERC any changes or revisions to this Agreement that Georgia Power believes are appropriate and warranted by the rules, standards or guidelines referenced in Section 3.3(a). MEAG shall have the right to intervene in the proceeding initiated by such filing, and may take any position on such filing it deems appropriate.
         (c) If the FERC accepts the changes or revisions to this Agreement filed by Georgia Power, and thereafter Georgia Power reasonably determines, in accordance with Prudent Utility Practice, that MEAG has failed to comply with the same, Georgia Power may terminate this Agreement upon sixty (60) Days prior written notice to MEAG; provided, however, that prior to expiration of the sixty Day period, MEAG and Georgia Power shall submit the issue of MEAG's failure to perform to the senior management of each Party for possible resolution. Should management jointly agree that MEAG has sufficiently remedied its failure to perform, Georgia Power's notice of termination shall be rescinded.
         (d) Should management, prior to the end of the expiration of such sixty
(60) Day period, fail to resolve the issue of MEAG's failure to perform, termination of this Agreement shall take effect at such expiration. Upon termination, unless and until MEAG has obtained all necessary regulatory approvals regarding a successor scheduling agreement or separate control area arrangement, MEAG (i) shall continue to purchase Control Area Services from Georgia Power or its agent at the standard rates then in effect under the Open Access Transmission Tariff of Southern Companies; and (ii) shall continue to purchase Energy Imbalance Service under terms and conditions in accordance with
Article IX of this Agreement. In addition, MEAG shall continue to Pseudo Schedule and Dispatch its Pseudo Resources upon termination of this Agreement pursuant to terms and conditions in accordance with Articles V, VI and VII of this Agreement until MEAG has obtained all necessary regulatory approvals regarding a successor scheduling agreement or separate control area arrangement, or until Georgia Power is capable of providing for separate scheduling and dispatch for Plant Scherer Unit Nos. 1 and 2 and Plant Wansley Unit Nos. 1 and 2 in accordance with those certain amendments to the Plant Scherer and Plant Wansley Joint Ownership Agreements dated December 31, 1990 and January 15, 1995, respectively, whichever is earlier.
         3.4 Pseudo Resources. From time to time during the term of this Agreement, MEAG may request that one or more additional generation resources be designated and treated as Pseudo Resources for purposes of this Agreement. The Parties agree to discuss the issue of whether such resources may become Pseudo Resources, as well as the terms and conditions related thereto.
         3.5 System Security and Integrity. The Parties recognize that Georgia Power or its agent must have the ability and means to maintain the safe and reliable operation of the ITS and the surrounding Southern Control Area. To that end, the Parties agree that (a) Georgia Power shall not unduly discriminate against MEAG, Southern Companies or any other transmission owners with regard to the redispatch of resources and curtailment of transactions (including but not limited to dynamic scheduling) across any constrained transmission interface, including the allocation of redispatch-related costs, if any; and (b) MEAG shall participate in the implementation of an appropriate redispatch cost allocation methodology for the Southern Sub-Region, such agreement to survive this Agreement whether or not MEAG has commenced operations as a separate control area; provided, however, that subsequent to implementation of such cost allocation methodology, MEAG shall be reimbursed for the redispatch costs incurred directly by MEAG, applicable to such methodology, in relieving transmission system constraint(s), to the extent the Southern Sub-Region security monitor has directed that such remedial measures be taken pursuant to system security procedures in place in the Southern Sub-Region.
         3.6 Supply Deficiencies. If at any time during the Term of this Agreement (or such longer period as may be required under Sections 3.2(c), 3.3(d), 14.2(b) or 14.3(b)), Georgia Power determines that it is necessary or appropriate to take action to eliminate a power supply deficiency on the Parties' electric systems, and directs MEAG to participate in the elimination of such deficiency, MEAG agrees to take reasonable corrective measures as appropriate (including, without limitation, load shedding). Load shedding shall be coordinated with Georgia Power and shall be implemented on a pro rata basis, as nearly as practicable, between MEAG and Georgia Power based on each Party's non-coincident peak load ratio, as defined in the Revised ITSA, and shall be subject to the following curtailment priorities: (1) non-firm third-party deliveries and interruptible native load deliveries; and (2) firm load deliveries.
         3.7 Power Flows. Georgia Power and MEAG recognize that part of any scheduled delivery of power from MEAG to a specified entity, or vice versa, may be dispatched or otherwise flow through electric systems outside the ITS and/or the Southern Control Area. Georgia Power and MEAG agree to advise other materially affected electric systems of such flows and scheduled power transfers, to attempt to minimize any resulting burden on such other electric systems, to compensate as appropriate such other systems for any such resulting burden, and to maintain communications and good relationships with affected interconnected third parties.
                                   ARTICLE IV

                     AEC SETTLEMENT AND ANTITRUST CONDITIONS
         4.1 MEAG Representations and Warranties Concerning Power Sales Contracts. MEAG represents, warrants and covenants as follows: (a) MEAG currently provides wholesale bulk power supply to each of the Participants pursuant to the Power Sales Contracts; (b) with the exception of limited self-generation and power allocated to the Participants from the SEPA, MEAG is the Participants' exclusive wholesale bulk power supplier, providing full-requirements service to each such Participant; (c) the Participants may, subject to notice (and subject to entering into an interconnection agreement with MEAG), elect to purchase a portion of their requirements from other sources, such amounts being limited by Participants' respective take-or-pay purchase commitments to MEAG; (d) by the terms of the Power Sales Contracts, MEAG shall supply such take-or-pay amounts to the Participants until at least the last day of February 2026; and (e) MEAG shall use its reasonable best efforts to extend the term of the Power Sales Contracts for the useful lives of the Joint-Owned Facilities.
         4.2 Satisfaction of AEC Settlement and Antitrust Conditions. (a) MEAG agrees that Georgia Power is deemed to have satisfied, for the entire term of the Power Sales Contracts, any and all obligations that Georgia Power may now or hereafter have to provide full or partial requirements service to MEAG by reason of the AEC Settlement or the Antitrust Conditions, and hereby waives any right to demand such services pursuant to the AEC Settlement and Antitrust Conditions unless Georgia Power fails to comply with its commitments under this Agreement or the Partial Requirements Service Settlement Agreement dated January 10, 1997.
         (b) Further, MEAG agrees that it shall not seek to terminate or otherwise modify the Power Sales Contracts in any way that could alter the effectiveness of MEAG's agreement under this Article, and agrees to provide Georgia Power reasonable notice of, and use its best efforts to defend against, any and all actions by third parties that could have such effect. Provided, however, that nothing herein shall prevent either MEAG or Georgia Power from pursuing in good faith any rights it may have against the other which exist independently of the AEC Settlement and Antitrust Conditions, and provided further, that nothing herein shall relieve Georgia Power of any liability for antitrust violations occurring subsequent to the date of the Partial Requirements Service Settlement Agreement.
         4.3 Use of the ITS. Georgia Power agrees that it shall not hereinafter assert that the satisfaction and waiver of Georgia Power's service obligations as described in this Article IV in any way affect MEAG's rights under the Revised ITSA as amended or modified. Further, during the effectiveness of the Revised ITSA, Georgia Power agrees that it shall not assert that the AEC Settlement or the Antitrust Conditions preclude MEAG from engaging in MEAG Off-System Transactions; provided that MEAG is not in default under the Revised ITSA or this Agreement or any successor agreement thereto, and provided further that MEAG may not engage in any MEAG Off-System Transactions to the extent MEAG does not have adequate interface capacity under the Revised ITSA.
                                    ARTICLE V

                                PSEUDO DISPATCH:
                  PSEUDO STEAM RESOURCES AND PSEUDO CT RESOURCE
         5.1 Availability Schedules. Georgia Power or its agent shall provide MEAG, on or before 11:00 a.m. (Birmingham, Alabama prevailing time) on the Friday prior to the commencement of each Week during the Term (or such longer period as may be required under Section 3.2(c), 3.3(d), 14.2(b) or 14.3(b)), a schedule of the expected Availability of each of the Pseudo Steam and CT Resources during each Hour of each Day of the immediately following Week and the expected Minimum and Maximum Utilization Levels of each of the Pseudo Steam and CT Resources ("Availability Schedule").
         5.2 Changes to Availability Schedules. (a) Georgia Power or its agent shall use good faith efforts to notify MEAG as soon as practicable after Georgia Power learns of any actual or expected change in Availability of any Pseudo Steam or CT Resource; provided, however, that Georgia Power or its agent shall provide MEAG, on or before 11:00 a.m. (Birmingham, Alabama prevailing time) of each Day during the Term, notice of any such changes to Georgia Power's then-current Availability Schedule for the immediately following two (2) Days.
         (b) Georgia Power may make changes to the Availability Schedule and to the associated Minimum and Maximum Utilization Levels at any time Georgia Power reasonably expects the Availability of any Pseudo Steam or CT Resource to change, or at such time that such Availability has changed, for whatever reason, including, without limitation, outages or deratings (as defined by NERC) or transmission constraints (as defined by NERC).
         (c) If the Maximum Utilization Level of any Pseudo Steam or CT Resource decreases at any time by more than 20%, such decreased Maximum Utilization Level may be implemented within the Hour, and MEAG's hourly Utilization Schedule (see
Section 5.3) for that Pseudo Steam or CT Resource may be adjusted, if necessary, to reflect those new limits, provided, however, that MEAG is notified in advance of such change being effective.
         5.3 Hourly Utilization Schedules. (a) MEAG shall provide Georgia Power or its agent on or before 1:30 p.m. (Birmingham, Alabama prevailing time) on the Friday prior to the commencement of each Week during the Term, a schedule of its anticipated hourly Utilization of the Pseudo Steam and CT Resources for each Hour of each Day of the immediately following Week ("Utilization Schedule").
         (b) MEAG's Utilization Schedule shall at all times be consistent on an Hour by Hour basis with the most recent Availability Schedule provided by Georgia Power to MEAG for the Pseudo Steam and CT Resources. MEAG may not add a given Pseudo Steam or CT Resource to its Utilization Schedule for a given Hour if such Pseudo Steam or CT Resource is not Available during such Hour, based on such Availability Schedule. Any Utilization Schedule provided by MEAG which is not in compliance with such Availability Schedule with respect to any Pseudo Steam or CT Resource shall be deemed ineffective. Georgia Power shall use reasonable best efforts to notify MEAG as soon as practicable following such event that such Utilization Schedule has been deemed ineffective.
         (c) MEAG's Utilization Schedule shall at all times be in compliance on an Hour by Hour basis with the notice provisions of (i) Section 5.6, Minimum Commitment Notice, (ii) Section 5.7, Minimum Decommitment Notice and Minimum Up-Time, and (iii) Section 5.8, Minimum Downtime. Any Utilization Schedule provided by MEAG which is not in compliance with all such notice provisions with respect to any Pseudo Steam or CT Resource shall be deemed ineffective. Georgia Power shall use reasonable best efforts to notify MEAG that such Utilization Schedule has been deemed ineffective as soon as practicable following such event.
         (d) MEAG's Utilization of each committed Pseudo Steam Resource must at no time be greater than the then-current Maximum Utilization Level or less than the then-current Minimum Utilization Level for such Pseudo Resource, as shown on the most recent Availability Schedule provided by Georgia Power to MEAG for the Pseudo Steam Resources. To the extent MEAG schedules any energy from a given Pseudo Steam Resource in excess of such Maximum Utilization Level of such Pseudo Steam Resource, it shall be deemed to have scheduled energy at such Maximum Utilization Level. To the extent MEAG schedules any energy from a given Pseudo Steam Resource less than such Minimum Utilization Level, it shall be deemed to have scheduled energy at such Minimum Utilization Level. MEAG's Utilization of the Pseudo CT Resource must at all times be either zero (0) or the Maximum Utilization Level, as shown on the most recent Availability Schedule provided by Georgia Power to MEAG for the Pseudo CT Resource. To the extent MEAG schedules any energy from the Pseudo CT Resource at any level other than such Maximum Utilization Level of such Pseudo CT Resource, it shall be deemed to have scheduled energy at such Maximum Utilization Level. Georgia Power shall use reasonable best efforts to notify MEAG of such deemed changes in Utilization as soon as practicable following such event.
         5.4 Changes to Utilization Schedules. (a) MEAG may, in its discretion, make changes to its Utilization Schedule for a given Week from time to time during such Week, subject to the provisions of this Article. MEAG shall use good faith efforts to notify Georgia Power or its agent of such changes as soon as practicable after MEAG decides to make such changes; provided, however, that MEAG shall provide Georgia Power or its agent on or before 1:30 p.m. (Birmingham, Alabama prevailing time) of each Day during the Term, notice of any such changes to MEAG's then-current Utilization Schedule for the immediately following one (1) Day.
         (b) MEAG shall provide notice to Georgia Power or its agent at least twenty (20) minutes prior to the start of an Hour of the quantity of energy that MEAG wishes to schedule from a committed Pseudo Steam or CT Resource during such Hour. MEAG may increase or decrease the level of energy at which such Pseudo Steam or CT Resource is to be utilized during such Hour only until twenty (20) minutes prior to such Hour. MEAG's Utilization Schedule for all committed Pseudo Steam and CT Resources during a given Hour shall become final after twenty (20) minutes prior to the start of the Hour and shall not thereafter be subject to increase or decrease by MEAG for that Hour.
         (c) MEAG shall be required to make such changes to its Utilization Schedule from time to time during a Week to reflect any changes made by Georgia Power to the Availability Schedule of a Pseudo Steam or CT Resource for such Week. MEAG shall make such changes as soon as practicable after being notified of the actual or expected change in Availability; provided, however, that MEAG shall make such changes immediately in the case of actual or imminent changes in Availability.
         (d) For purposes of calculating the Hourly Pseudo Resource Utilization of each Pseudo Steam and CT Resource during each Hour, MEAG shall be deemed to have utilized during such Hour all energy either (a) shown on MEAG's final and effective Utilization Schedule during such Hour for such Pseudo Resource, or (b) deemed to have been scheduled by MEAG during such Hour from such Pseudo Resource, all in accordance with Sections 5.3, 5.4, 5.5, 5.9 or 5.10.
         5.5 Pseudo Steam Resource Ramping. (a) During the first Hour of scheduled Utilization of a Pseudo Steam Resource pursuant to this Article, MEAG shall schedule Utilization from such Pseudo Steam Resource at a level equal to the then-current Minimum Utilization Level of such Pseudo Steam Resource. If MEAG schedules Utilization from such Pseudo Steam Resource during any such Hour at a level greater than or less than such Minimum Utilization Level, then MEAG shall nevertheless be deemed to have scheduled Utilization from such Pseudo Steam Resource at its Minimum Utilization Level.
         (b) During the last Hour of scheduled Utilization of a Pseudo Steam Resource pursuant to this Article, MEAG shall schedule Utilization from such Pseudo Steam Resource at a level equal to the then-current Minimum Utilization Level of such Pseudo Steam Resource. If MEAG schedules Utilization from such Pseudo Steam Resource during any such Hour at a level greater than or less than such Minimum Utilization Level, then MEAG shall nevertheless be deemed to have scheduled Utilization from such Pseudo Steam Resource at its Minimum Utilization Level.
         (c) If MEAG's Utilization Schedules are adjusted pursuant to this Section, Georgia Power shall use reasonable best efforts to notify MEAG as soon as practicable following such an event.
         5.6 Minimum Commitment Notice. (a) MEAG shall give Georgia Power or its agent at least twenty-four (24) Hours prior notice that it wishes to include a Pseudo Steam Resource on its Utilization Schedule in order to actually commit such Pseudo Resource. MEAG must notify Georgia Power or its agent at least twenty (20) minutes before the Hour that it wishes to include the Pseudo CT Resource on its Utilization Schedule in order to actually commit such Pseudo Resource.
         (b) If MEAG has given notice pursuant to this Section more than 24 Hours prior to the Hour, for a Pseudo Steam Resource, or more than 20 minutes prior to the Hour, for a Pseudo CT Resource, that it wishes to schedule Utilization from a given Pseudo Steam or CT Resource, then MEAG may delete such Pseudo Steam or CT Resource from its then-current Utilization Schedule only until twenty-four (24) Hours (Pseudo Steam Resources) or twenty (20) minutes (Pseudo CT Resource) prior to the first Hour during which MEAG has notified Georgia Power that MEAG wishes to schedule Utilization from such Pseudo Steam or CT Resource(s).
         (c) If, after MEAG has given Georgia Power or its agent notice pursuant to this Section that MEAG wishes to commit a Pseudo Steam Resource in a given Hour, such Resource becomes unavailable for such Hour, as determined by reference to the Availability Schedule, MEAG's commitment and Utilization of such Pseudo Steam Resource shall become ineffective; provided however, that Georgia Power shall provide timely notice to MEAG of such ineffectiveness. In such event, MEAG may, by notice to Georgia Power, elect to resume scheduled Utilization at such time that the Pseudo Steam Resource again becomes Available, without regard to the Minimum Commitment Notice and Minimum Downtime provisions of this Article. MEAG hereby recognizes and agrees that when the Pseudo Steam Resource returns to service, such Pseudo Resource shall be deemed to be operating off automatic generation control for purposes of Section 5.10 until MEAG is notified otherwise by Georgia Power.
         5.7 Minimum Decommitment Notice and Minimum Up-Time. MEAG must give Georgia Power or its agent at least four (4) Hours prior notice that MEAG wishes to reduce its Utilization of a Pseudo Steam Resource to zero (0) MW in order to actually decommit such Pseudo Resource. Any such decommitment shall be effective only after the fourth Hour of scheduled Utilization. MEAG must notify Georgia Power or its agent at least twenty (20) minutes before the Hour that MEAG wishes to reduce its Utilization of the Pseudo CT Resource to zero (0) MW in order to actually decommit such Pseudo Resource. Any such decommitment shall be effective only after one (1) Hour of scheduled Utilization.
         5.8 Minimum Downtime. MEAG may not schedule Utilization from any Pseudo Steam Resource until at least forty-eight (48) Hours following the first effective Hour of such Pseudo Steam Resource's most recent decommitment. MEAG may not schedule Utilization from the Pseudo CT Resource until at least one (1) Hour following the first effective Hour of such Pseudo CT Resource's most recent decommitment.
         5.9 Pseudo CT Resource Test Energy. If Plant Hal Wansley Unit No. 5A is required to operate for test purposes at any time, and MEAG is notified in advance of MEAG's scheduling deadline, then MEAG shall be deemed to have scheduled Utilization from its Pseudo CT Resource at a level equal to MEAG's undivided ownership interest in the Actual Hourly Facility Generation associated with the Pseudo CT Resource.
         5.10 Pseudo Steam Resources Operating Off Automatic Generation Control.
(a) If the generation facility associated with a Pseudo Steam Resource is required to operate off automatic generation control, including valves wide open and/or overpressure ("Off-AGC Operation"), and MEAG is notified of the estimated operating level of such facility in advance of MEAG's scheduling deadline, then MEAG is deemed to have scheduled Utilization from such Pseudo Steam Resource at a level equal to MEAG's undivided ownership interest in the Actual Hourly Facility Generation associated with such Pseudo Resource. Georgia Power shall use reasonable best efforts to notify MEAG whenever a generation facility associated with a Pseudo Steam Resource is operating at valves wide open and/or overpressure.
         (b) Notwithstanding the provisions of Section 5.10(a), whenever the Maximum Utilization Level less the Minimum Utilization Level of the Available, on-line Pseudo Steam Resources not restricted by "Off-AGC Operation" is less than MEAG's Regulation and Spinning Reserve Requirements (see Article VIII), then MEAG may adjust its Utilization Schedule for resources operating off automatic generation control to the extent required to meet MEAG's Regulation and Spinning Reserve Requirements, in accordance with the scheduling provisions of Section 5.4(b).
                                   ARTICLE VI

                        PSEUDO ENERGY SALES AND PURCHASES
         6.1 Pseudo Energy. Each Hour of the Term, Georgia Power shall compute the amount of the Pseudo Energy associated with each Pseudo Steam and CT Resource for that Hour, in megawatt hours (MWH).
         6.2 Pseudo Energy Sale. If the amount of the Pseudo Energy associated with a Pseudo Steam or CT Resource for an Hour is positive, then Georgia Power shall be deemed to have made a Pseudo Energy Sale to MEAG equal to the amount of such Pseudo Energy. Georgia Power shall deliver such energy to MEAG from any resources available to it at Level B-1. MEAG shall pay to Georgia Power, for such Pseudo Energy Sale, a "Pseudo Resource Energy Charge", in dollars per Month, equal to the product of:

                  (1) the sum of the hourly Pseudo Energy Sale(s) associated with such Pseudo Resource for such Month, in megawatt hours (MWH); times

                  (2) the sum of (i) the product equal to (a) the Pseudo Steam or CT Resource Heat Rate, times (b) the Marginal Replacement Fuel Cost in effect for such Pseudo Resource at such time, plus (ii) the quotient equal to (a) the most recent 12 Months total actual variable operations and maintenance ("O&M") and fuel handling expenses for the generation facility associated with such Pseudo Resource, divided by (b) the net positive generation from such facility over such 12 Month period at Level B-1, as determined pursuant to the Joint Ownership Agreement accounting procedures employed by Georgia Power or its agent at such time and calculated consistent with the FERC account definitions utilized in the then-current IIC for variable O&M and fuel handling expenses (both (i) and (ii) as measured in dollars per megawatt hour ($/MWH)).
         6.3 Pseudo Energy Purchase. If the amount of the Pseudo Energy associated with a Pseudo Steam or CT Resource for an Hour is negative, then Georgia Power shall be deemed to have made a Pseudo Energy Purchase from MEAG equal to the absolute value of the amount of such Pseudo Energy. Georgia Power shall pay to MEAG, for such Pseudo Energy Purchase, a "Pseudo Resource Energy Credit", in dollars per Month, equal to the product of:

                  (1) the sum of the hourly Pseudo Energy Purchase(s) associated with such Pseudo Resource for such Month, in megawatt hours (MWH); times

                  (2) the sum of (i) the product equal to (a) the Pseudo Steam or CT Resource Heat Rate, times (b) the Marginal Replacement Fuel Cost in effect for such Pseudo Resource at such time, plus (ii) the quotient equal to (a) the most recent 12 Months total actual variable O&M and fuel handling expenses for the generation facility associated with such Pseudo Resource, divided by (b) the net positive generation from such facility over such 12 Month period at Level B-1, as determined pursuant to the Joint Ownership Agreement accounting procedures employed by Georgia Power or its agent at such time and calculated consistent with the FERC account definitions utilized in the then-current IIC for variable O&M and fuel handling expenses (both (i) and (ii) as measured in dollars per megawatt hour ($/MWH)).
         6.4 Coal Procurement. MEAG shall supply coal to the generation facilities associated with the Pseudo Steam Resources sufficient to meet MEAG's ownership share of the monthly coal burn, as projected by Georgia Power and communicated to MEAG with reasonable notice, as adjusted from time to time to reflect coal actually burned, and shall maintain coal stockpiles in accordance with applicable coal procurement procedures developed pursuant to those certain amendments to the Plant Scherer and Plant Wansley Joint Ownership Agreements dated December 31, 1990 and January 15, 1995, respectively.
                                   ARTICLE VII

                         PSEUDO DISPATCH: SEPA RESOURCES
         7.1 Duration of Effectiveness. This Article shall become effective on the Effective Date of this Agreement and shall continue in effect for the Term (or such longer period as may be required under Sections 3.2(c), 3.3(d), 14.2(b) or 14.3(b)), or until such time that MEAG exercises its option in the current SEPA Contracts to provide for separate dispatch and scheduling of MEAG's entitlement share of the SEPA Resources and the generating capacity associated therewith if such event occurs before the end of the Term. The Parties agree to negotiate how the SEPA Resources shall be treated for scheduling purposes in this Agreement prior to MEAG implementing separate dispatch and scheduling of the SEPA Resources.
         7.2 SEPA Declaration Schedule. (a) Georgia Power or its agent shall provide to MEAG, as soon as practicable after Georgia Power or its agent receives SEPA's declarations for the SEPA Resources for the SEPA Week, the declared level of Availability (of both capacity and energy) and the Minimum and Maximum Utilization Levels for MEAG's entitlement share of the SEPA Resources during such SEPA Week ("SEPA Declaration Schedule"). References in this Article to MEAG's entitlement share of the SEPA Resources mean the aggregate entitlement share to such SEPA Resources, at the relevant time, of the Participants and the City of Acworth, for so long as and to the extent that MEAG provides requirements service to the Participants and the City of Acworth or their successors, as declared by SEPA.
         (b) The SEPA Declaration Schedule provided to MEAG by Georgia Power for each SEPA Week shall specify the total energy, in megawatt-hours (MWH), available for Utilization by MEAG through its Pseudo SEPA Resources and shall reflect any constraints imposed by SEPA on the actual utilization of the SEPA Resources by Southern at any time during a SEPA Week, including, but not limited to, maximum available capacity, minimum flow and associated utilization, and flood control release requirements.
         7.3 Changes to SEPA Declaration Schedule. (a) Georgia Power or its agent may make changes to the SEPA Declaration Schedule affecting the total energy available to MEAG or any of the other operating constraints of the SEPA Resources for a given SEPA Week, from time to time during such SEPA Week, at any time that Georgia Power or its agent is notified by SEPA that MEAG's entitlement share of the SEPA declaration, or any of the associated constraints, for a given SEPA Week has changed, or is expected to change, from the previous declaration for such SEPA Week.
         (b) Georgia Power or its agent shall use reasonable best efforts to notify MEAG of such changes as soon as practicable after Georgia Power, or its agent learns of any such actual or expected change in the Availability of the SEPA Resources, or of any of the associated constraints, for a given period.
         (c) Should a change in the SEPA declarations occur such that MEAG has utilized SEPA energy in excess of the revised available energy, such excess shall be subtracted from the immediately following SEPA Week available energy.
         7.4 Hourly Utilization Schedule. (a) MEAG shall provide Georgia Power or its agent on or before 1:30 p.m. (Birmingham, Alabama prevailing time) on the Friday prior to the commencement of each SEPA Week during the Term, or as soon as practicable after receipt of the SEPA Declaration Schedule, a schedule of its anticipated hourly Utilization of the Pseudo SEPA Resources for each Hour of each Day of the immediately following SEPA Week ("Utilization Schedule").
         (b) The Minimum Utilization Level for the Pseudo SEPA Resources shall reflect MEAG's aggregate entitlement share of any minimum operating constraints imposed by SEPA in its declaration schedule to Southern from time to time, including, but not limited to, any minimum flow and associated utilization and flood control release requirements, as indicated in the SEPA Declaration Schedule. If the Pseudo SEPA Resources are scheduled by MEAG during an Hour at a level less than their then-current Minimum Utilization Level, MEAG nevertheless shall be deemed to have scheduled energy utilization from such Pseudo SEPA Resources at their then-current Minimum Utilization Level. Georgia Power shall use reasonable best efforts to notify MEAG of such deemed change in Utilization as soon as practicable after such event.
         (c) The Maximum Utilization Level for the Pseudo SEPA Resources shall reflect MEAG's aggregate entitlement share of any maximum operating constraints imposed by SEPA in its declaration schedule to Southern from time to time, as indicated in the SEPA Declaration Schedule, given that the Maximum Utilization Level of the Pseudo SEPA Resources shall be no greater than MEAG's aggregate entitlement share of the generating facilities associated with the Pseudo SEPA Resources as defined in the then current SEPA Contracts, and shall never be greater than the remaining unscheduled energy declared available to MEAG. To the extent MEAG schedules any energy from the Pseudo SEPA Resources in excess of the then-current Maximum Utilization Level of such Pseudo Resource, it shall be deemed to have scheduled energy at the Pseudo SEPA Resources' then-current Maximum Utilization Level. Georgia Power shall use reasonable best efforts to notify MEAG of such deemed change in Utilization as soon as practicable after such event.

         7.5 Changes to Utilization Schedule. (a) MEAG may, in its discretion, make changes to its Utilization Schedule for a given SEPA Week from time to time during such SEPA Week, subject to the provisions of this Article.
         (b) MEAG shall provide notice to Georgia Power or its agent at least twenty (20) minutes prior to the start of an Hour of the quantity of energy that MEAG wishes to schedule from the Pseudo SEPA Resources during such Hour. Once such notice is provided, MEAG may increase or decrease the level of energy at which the Pseudo SEPA Resources are to be utilized during such Hour only until twenty (20) minutes prior to such Hour. MEAG's Utilization Schedule for the Pseudo SEPA Resources during a given Hour shall become final after twenty (20) minutes prior to the start of the Hour and shall not thereafter be subject to increase or decrease by MEAG for that Hour.
         (c) MEAG shall be required to make such changes to its Utilization Schedule from time to time during a SEPA Week to reflect any changes made by Georgia Power or its agent to the SEPA Declaration Schedule for such SEPA Week, based upon actual or expected changes in Availability or other operating constraints associated with the Pseudo SEPA Resources. MEAG shall make such changes, as soon as practicable after being notified of the change in the SEPA Declaration Schedule; provided, however, that MEAG shall make such changes immediately in the case of actual or imminent changes in Availability.
         (d) MEAG's Utilization Schedule shall at all times be consistent with the most recent SEPA Declaration Schedule provided to MEAG by Georgia Power and the Minimum and Maximum Utilization Levels of the Pseudo SEPA Resources. MEAG may not utilize the Pseudo SEPA Resources in a given Hour if the Pseudo SEPA Resources are not available during that Hour, based on such SEPA Declaration Schedule. Any such Utilization scheduled by MEAG with respect to the Pseudo SEPA Resources shall be deemed ineffective. Georgia Power shall use reasonable best efforts to notify MEAG that such Utilization Schedule has been deemed ineffective as soon as practicable following such an event.
         (e) For purposes of calculating the Hourly Pseudo Resource Utilization of the Pseudo SEPA Resources during each Hour, MEAG shall be deemed to have utilized during such Hour all energy (i) either shown on MEAG's final and effective Utilization Schedule during such Hour for the Pseudo SEPA Resources, or (ii) deemed to have been scheduled by MEAG during such Hour from the Pseudo SEPA Resources, all in accordance with Sections 7.4 and 7.5.
         7.6 Delivery of and Payment for Energy. (a) Georgia Power shall deliver the amount of energy scheduled or deemed to be scheduled by MEAG under the provisions of this Article, and MEAG shall accept such energy, at the point(s) of delivery for the SEPA Resources determined under the SEPA Contracts, as such amount of energy is adjusted by Georgia Power or its agent to reflect applicable loss factors provided for in the SEPA Contracts or Revised ITSA, as appropriate. Georgia Power may deliver such energy from any resources available to Georgia Power at Level B-1, in Georgia Power's or its agent's sole discretion.
         (b) MEAG represents that it has made, or agrees that it shall make, its own arrangements with SEPA concerning payment by MEAG or its Participants for such energy made available and delivered from the generating facilities associated with the SEPA Resources.
         7.7 Coordination with SEPA Contracts. MEAG and Georgia Power acknowledge that it shall be necessary for the procedures described in this Article to interact with the actual operation of the generation facilities associated with the SEPA Resources under the SEPA Contracts and that it is the intent of MEAG and Georgia Power that this Article be compatible with such SEPA Contracts. Accordingly, MEAG agrees to cooperate with Georgia Power or its agent, and to make other accommodations, as Georgia Power or its agent reasonably requests in order to carry out the foregoing intent.
                                  ARTICLE VIII

                     MEAG TERRITORIAL CONTROL AREA SERVICES

         8.1 Availability. MEAG Territorial Control Area Services are those services which are necessary (i) to effectuate energy deliveries under this Agreement and (ii) to maintain the integrity of the ITS and the Southern Control Area during transactions undertaken pursuant to this Agreement. The MEAG Territorial Control Area Services under this Article shall be available only under the terms of this Agreement and shall not survive the termination of this Agreement. In addition, the MEAG Territorial Control Area Services shall be used solely for the purpose of serving MEAG Territorial Load, and shall not be remarketed or resold by MEAG in any form to any entity; provided, however, that MEAG may at all times recover the costs of such service from MEAG Territorial Load customers; and provided further that MEAG shall not be charged for MEAG Territorial Control Area Services to the extent that one or more Participant(s) has elected to purchase supplemental bulk power pursuant to the terms of the Power Sales Contracts from a third party and is receiving and paying for such Control Area Services under the Open Access Transmission Tariff of Southern Companies.
         8.2 Scheduling, System Control and Dispatch Service. (a) MEAG shall purchase from Georgia Power Scheduling, System Control and Dispatch Service to serve MEAG Territorial Load within the Southern Control Area. MEAG's requirement for such service shall equal the MEAG Territorial Load coincident with the most recent twelve (12) monthly peak loads within the Southern Control Area, less any power supplied to MEAG on behalf of the Participants and the City of Acworth (for so long as the Participants and the City of Acworth remain requirements service customers of MEAG) by SEPA under existing contractual arrangements, provided that such power remains in Southern Dispatch.
         (b) Scheduling, System Control and Dispatch Service shall be provided at the rate in effect under the Open Access Transmission Tariff of Southern Companies, as adjusted to reflect the removal of costs associated with the control centers of the operating company affiliates of Georgia Power; provided, however, that the rate for Scheduling, System Control and Dispatch Service shall be adjusted, as necessary, to reflect any final action by the FERC on the Open Access Transmission Tariff of Southern Companies.
         8.3 Reactive Supply and Voltage Control From Generation Sources Service. (a) MEAG may elect on a Contract Year basis (i) to self-supply Reactive Supply and Voltage Control From Generation Sources Service in an amount equal to MEAG's net generation from qualified resources (as defined in (b) below); or
(ii) to deem Reactive Supply and Voltage Control From Generation Sources Service adequately provided by the Pseudo Resources and Nuclear Resources, to the extent such service is used solely to meet MEAG Territorial Load; provided, however, that if MEAG elects option (ii), the provisions of Section 10.4(d) shall not apply. MEAG's election under this Section shall be provided by written notice to Georgia Power at least 45 Days prior to the start of each Contract Year.
         (b) Qualified resources for purposes of this Section and Section 10.4 shall include only those resources that (i) are located within the Southern Control Area, (ii) are capable of operating at 0.85 power factor or less, (iii) are operated consistent with voltage schedules as determined by the Southern Control Area operator, and (iv) are callable at the sole discretion of the Southern Control Area operator to provide reactive supply and voltage control. The Joint- Owned Facilities and the Pseudo SEPA Resources, while the SEPA Resources remain in Southern Dispatch, shall be deemed qualified resources as defined herein.
         (c) Should MEAG elect option (i) in Section 8.3(a) above, MEAG shall purchase Reactive Supply and Voltage Control From Generation Sources Service from Georgia Power to the extent that MEAG Territorial Load exceeds MEAG's net generation from qualified resources in any Hour, at the hourly rate (per MWH) for Reactive Supply and Voltage Control From Generation Sources Service set forth in the Open Access Transmission Tariff of Southern Companies. Conversely, to the extent that MEAG's generation from qualified resources is greater than MEAG Territorial Load in such Hour, the Parties agree that Reactive Supply and Voltage Control From Generation Sources Service for MEAG Territorial Load shall be adequately provided by MEAG through self-supply.
         8.4 Regulation and Frequency Response Service. (a) The Parties agree that Regulation and Frequency Response Service ("Regulation Service"), which matches load and resources within the Hour, shall be deemed adequately provided for MEAG Territorial Load by MEAG's use of Pseudo Scheduling and Dispatch, provided, however, that MEAG shall maintain adequate capacity pursuant to the integrated hourly tests (Sections 8.5(d) and 8.6(d)) to meet its Regulation and Frequency Response Requirement ("Regulation Requirement").
         (b) Unless and until a different regulating standard is applied to the Southern Control Area, MEAG's Regulation Requirement shall equal 2.09% of the MEAG Territorial Load coincident with the most recent calendar year twelve (12) monthly peak loads within the Southern Control Area, less any power supplied to MEAG on behalf of the Participants and the City of Acworth (for so long as the Participants and the City of Acworth remain requirements service customers of
MEAG) by SEPA under existing contractual arrangements, provided that such power remains in Southern Dispatch.
         (c) Should Georgia Power and MEAG implement a "Real Time" pseudo scheduling arrangement, Georgia Power shall have the right to perform (or cause to be performed) one or more regulation performance tests pursuant to guidelines established by NERC or other appropriate regulatory body, and shall be entitled to assess additional charges to MEAG under this Section if and to the extent warranted by such performance test(s). Georgia Power shall file the charges associated with MEAG's failure to meet such regulation performance tests with the FERC and MEAG may contest the appropriateness of such charges. However, MEAG shall not contest Georgia Power's right to seek recovery of such charges.
         8.5 Operating Reserve - Spinning Reserve Service. (a) During the effectiveness of this Agreement and prior to the implementation of any change pursuant to Section 3.3, MEAG shall maintain or purchase from Georgia Power spinning operating reserves for MEAG Territorial Load, based on MEAG's load ratio share of Southern's spinning operating reserve requirements.
         (b) MEAG's Spinning Reserve Requirement shall equal 2.09% of the MEAG Territorial Load coincident with the 1996 twelve (12) monthly peak loads of the Southern Control Area, less any power supplied to MEAG on behalf of the Participants and the City of Acworth (for so long as the Participants and the City of Acworth remain requirements service customers of MEAG) by SEPA under existing contractual arrangements, provided that such power remains in Southern Dispatch. The 2.09 % value utilized herein shall be updated and revised, if necessary, to comport with changes in the Southern Control Area operating reserve requirements or the resource base for the Southern Control Area.
         (c) MEAG shall maintain its Regulation Requirement and Spinning Reserve Requirement in unscheduled but on-line resources located within the Southern Control Area ("Qualifying Resources - Spinning") which are capable of supplying Regulation Service and Operating Reserve - Spinning Reserve Service ("Spinning Reserve Service"). For purposes of this Section, Qualifying Resources - Spinning shall include only Pseudo Steam Resources.
         (d) An integrated hourly test shall be performed to ensure that the available, on-line capability of the Qualifying Resources - Spinning less the current schedule for such resources, plus any Back-up Capacity purchased by MEAG within the Hour (collectively referred to in this Subsection as "Spinning Capabilities"), are greater than or equal to MEAG's Regulation Requirement and Spinning Reserve Requirement. If the integrated hourly test (Spinning Capabilities minus MEAG's Regulation and Spinning Reserve Requirements) results in a zero or positive value, then MEAG shall be deemed to have adequately maintained such requirements for the Hour. However, if such integrated hourly test results in a negative value, then MEAG shall be deemed not to have adequately maintained such requirements for the Hour, and MEAG shall be required to purchase its Regulation and Spinning Reserve Requirements from Georgia Power in an amount equal to the difference between such requirements and MEAG's Spinning Capabilities; provided, however, that if a Pseudo Steam Resource contributing to MEAG's Regulation and Spinning Reserve Requirements in any Hour experiences an unplanned outage, the amount of such contribution immediately prior to the outage shall be included in MEAG's Spinning Capabilities for purposes of the above test for the Hour in which the outage occurs and the next Hour. (e) To the extent MEAG is required to purchase Regulation and Spinning Reserve Requirements from Georgia Power pursuant to the provisions of Subsection
(d) hereto, such requirements shall be purchased from Georgia Power at an initial rate of 300 dollars per megawatt hour ($/MWH). The rate of 300 dollars per megawatt hour ($/MWH) shall remain in effect for the first Contract Year of this Agreement. After such one-year period, Georgia Power shall adjust the rate, on a Contract Year basis, according to the following formula:

         The rate for Regulation and Frequency Response Service, as reflected in the Open Access Transmission Tariff of Southern Companies ($/kW-Yr) shall be added to the rate for Operating Reserve - Spinning Reserve Service, as reflected in the Open Access Transmission Tariff of Southern Companies ($/KW-Yr), and divided by 2 to arrive at an average. Such average shall then be divided by 2.09%, and the resulting quotient shall be divided by 300 hours. The 2.09% shall be revised as necessary consistent with changes in MEAG's Regulation and Spinning Reserve Requirements (see Subsections 8.4(b) and 8.5(b) above).

         8.6 Operating Reserve - Supplemental Reserve Service. (a) During the effectiveness of this Agreement and prior to the implementation of any change pursuant to Section 3.3, MEAG shall maintain or purchase from Georgia Power supplemental operating reserves for MEAG Territorial Load, based on MEAG's load ratio share of Southern's supplemental operating reserve requirements.

          (b) MEAG's Supplemental Reserve Requirement shall equal 2.09% of the MEAG Territorial Load coincident with the 1996 twelve (12) monthly peak loads of the Southern Control Area, less any power supplied to MEAG on behalf of the Participants and the City of Acworth (for so long as the Participants and the City of Acworth remain requirements service customers of MEAG) by SEPA under existing contractual arrangements, provided that such power remains in Southern Dispatch. The 2.09% value utilized herein shall be updated and revised, if necessary, to comport with changes in the Southern Control Area operating reserve requirements or the resource base for the Southern Control Area.
         (c) MEAG shall maintain its Regulation, Spinning and Supplemental Reserve Requirements from unscheduled resources in the Southern Control Area ("Qualifying Resources - Supplemental") and qualifying interruptible load capable of supplying Operating Reserve - Supplemental Reserve Service ("Supplemental Reserve Service"). For purposes of this Section, Qualifying Resources - Supplemental shall include only on-line Pseudo Steam Resources and quick start resources that (i) are located within the Southern Control Area,
(ii) are capable of operating at full load within ten (10) minutes of initial call, (iii) are telemetered to the Southern Control Area operator; and (iv) are callable at the sole discretion of the Southern Control Area operator to provide supplemental reserves. Qualifying interruptible loads must (i) be interruptible within 10 minutes of initial call, (ii) be callable at the sole discretion of MEAG, and (iii) meet NERC guidelines for the treatment of interruptible loads as non-spinning operating reserves.
         (d) An integrated hourly test shall be performed to ensure that the sum of (i) the available, on-line capability of the Qualifying Resources - Supplemental less the current schedule out of such resources, (ii) the capability of qualifying off-line, but available, quick-start resources; (iii) the current hourly load of a qualifying interruptible customer in excess of that customer's firm contract demand; (iv) any Back-up Capacity purchased by MEAG under Section 9.4; and (v) any Regulation and Spinning Reserve Requirements purchased by MEAG within the Hour under Section 8.5(d) (collectively referred to in this Subsection as "Supplemental Capabilities") is greater than or equal to MEAG's Regulation Requirement, Spinning Reserve Requirement and Supplemental Reserve Requirement. If the integrated hourly test (Supplemental Capabilities minus MEAG's Regulation, Spinning Reserve and Supplemental Reserve Requirements) results in a zero or positive value, then MEAG shall be deemed to have adequately maintained its Supplemental Reserve Requirement for the Hour. However, if such integrated hourly test results in a negative value, then MEAG shall be deemed not to have adequately maintained its Supplemental Reserve Requirement, and MEAG shall be required to purchase its Supplemental Reserve Requirement from Georgia Power in an amount equal to the difference between MEAG's Regulation, Spinning Reserve and Supplemental Reserve Requirements and MEAG's Supplemental Capabilities, provided, however, that if a Pseudo Steam Resource which is contributing to MEAG's Supplemental Reserve Requirement in any Hour experiences an unplanned outage, the amount of such contribution immediately prior to the outage shall be included in MEAG's Supplemental Capabilities for purposes of the above test for the Hour in which the outage occurs and the next Hour. This proviso explicitly excludes qualifying interruptible loads.
         (e) To the extent MEAG is required to purchase its Supplemental Reserve Requirement from Georgia Power pursuant to the provisions of Subsection (d) hereto, such requirement shall be purchased from Georgia Power at an initial rate of 150 dollars per megawatt hour ($/MWH). The rate of 150 dollars per megawatt hour ($/MWH) shall remain in effect for the first Contract Year of this Agreement. After such one-year period, Georgia Power shall adjust the rate, on a Contract Year basis, according to the following formula:
         The rate for Operating Reserve - Supplemental Reserve Service, as reflected in the Open Access Transmission Tariff of Southern Companies ($/kW-Yr) shall be divided by 2.09%, and the resulting quotient shall be divided by 300 hours. The 2.09% shall be revised as necessary consistent with changes in MEAG's Supplemental Reserve Requirement (see
         Section 8.6(b) above). 8.7 Purchase of Regulation, Spinning Reserve and Supplemental Reserve Services. (a) MEAG may
elect, on a Contract Year basis, to purchase from Georgia Power all or a portion of its Regulation Service, Spinning Reserve Service and Supplemental Reserve Service at the rates then in effect for such services under the Open Access Transmission Tariff of Southern Companies. If MEAG purchases all of its Regulation Service, Spinning Reserve Service and Supplemental Reserve Service from Georgia Power, the tests set forth in Sections 8.5(d) and 8.6(d) shall not apply. MEAG's election under this Section shall be provided by written notice to Georgia Power at least 45 days prior to the start of the Contract Year.
         (b) If MEAG elects to purchase only a portion of its Regulation Service, Spinning Reserve Service and Supplemental Reserve Service from Georgia Power at the rates then in effect under the Open Access Transmission Tariff of Southern Companies, such purchases shall be assigned first to Regulation Service, then to Spinning Reserve Service, and finally to Supplemental Reserve Service. MEAG's Regulation Requirement, Spinning Reserve Requirement and Supplemental Reserve Requirement shall be reduced by that portion of the respective service purchased from Georgia Power, and the tests set forth in Sections 8.5(d) and 8.6(d) shall apply to such adjusted Requirements.
         8.8 Energy Pricing Within the Inadvertent Energy Bandwidth. If MEAG purchases all of its Regulation Service and its Spinning and Supplemental Reserve Services from Georgia Power under Section 8.7(a), then the energy price for surplus and deficit energy, within the Inadvertent Energy Bandwidth (see
Article IX), shall be Territorial Marginal Cost.
         8.9 Special Modification to Qualifying Reserves - Supplemental. Notwithstanding the provisions of Section 8.6(c), the Parties agree that at such time that Southern recognizes credits for supplemental reserve requirements for resources located outside the Southern Control Area in connection with transmission service provided under the Open Access Transmission Tariff of Southern Companies, then item (i) of the second sentence of Section 8.6(c) shall no longer apply to such requirements. If the resource located outside the Southern Control Area is a system transaction and is not related to a specific generation facility, then item (iii) of the second sentence of Section 8.6(c) shall be replaced for that transaction with direct communication with the supplying control area.
                                   ARTICLE IX
                            ENERGY IMBALANCE SERVICE
         9.1 Energy Imbalance. (a) For each Hour of the Term (or for such longer period as may be required under Section 3.2(c), 3.3(d), 14.2(b) or 14.3(b)), Georgia Power shall calculate the Energy Imbalance as the difference between:
(i) the sum of all MEAG resources in the Hour, on an integrated Hour basis, as measured at or adjusted to Level B-1, including Pseudo Resources, Nuclear Resources, MEAG controlled resources, and any purchase of capacity and/or energy by MEAG, less (ii) MEAG Total Load Requirements.
         (b) If the Energy Imbalance is positive, then MEAG has surplus energy in such Hour and is deemed to have sold energy to Georgia Power in an amount equal to this difference under the terms of Section 9.6 of this Agreement, and MEAG may incur Commitment Costs associated with such sale in accordance with
Section 9.5 of this Agreement.
         (c) If the Energy Imbalance is negative, then MEAG has deficit energy in such Hour and is deemed to have purchased energy from Georgia Power in an amount equal to the absolute value of this difference under the terms of Sections 9.4, 9.5, and 9.7 of this Agreement.
         (d) Charges for Energy Imbalance Service shall consist of the sum of
(i) Back-Up Capacity Charges, (ii) Commitment Costs, (iii) payments for deficit energy and (iv) credits for surplus energy.
         9.2 Allowable Imbalance Bandwidth. For each Hour of the Term, Georgia Power shall calculate an Allowable Imbalance Bandwidth for hourly surplus energy and for hourly deficit energy as follows. (a) The Allowable Imbalance Bandwidth for surplus energy (AIBS) for an Hour is equal to (i) the sum of all Pseudo Steam and Pseudo SEPA Resources Utilization Schedules, less (ii) the sum of the then-current hourly Minimum Utilization Levels of all committed Pseudo Steam Resources and the Pseudo SEPA Resources Minimum Utilization Level.
         (b) The Allowable Imbalance Bandwidth for deficit energy (AIBD) for an Hour is equal to the sum of (i) all Pseudo Steam, Pseudo CT, and Pseudo SEPA Resources Utilization Schedules, less (ii) the sum of the then-current hourly Maximum Utilization Levels of all committed Pseudo Steam Resources, the Maximum Utilization Level of the Pseudo CT Resource and the Maximum Utilization Level of the Pseudo SEPA Resources.

         9.3 Inadvertent Energy Bandwidth. (a) For each Day of the Term, Georgia Power shall calculate the average Energy Imbalance by computing the quotient of:
(i) the sum of the absolute values of the Energy Imbalance for each Hour in the Day, divided by (ii) the total number of Hours in the Day.

         (b) If such average Energy Imbalance for a Day is less than or equal to 25 megawatts, then (i) the Inadvertent Energy Bandwidth for surplus energy
(IEBS) for each Hour in the Day shall be the lesser of 50 Megawatts or the AIBS for such Hour and (ii) the Inadvertent Energy Bandwidth for deficit energy
(IEBD) for each Hour in the Day shall be the greater of -50 megawatts or the AIBD for such Hour.
         (c) If the average Energy Imbalance for a Day is greater than 25 megawatts, then (i) the Inadvertent Energy Bandwidth for surplus energy (IEBS) for each hour in the Day shall be the lesser of 25 megawatts or the AIBS for such Hour and (ii) the Inadvertent Energy Bandwidth for deficit energy (IEBD) for each Hour in the Day shall be the greater of -25 megawatts or the AIBD for such Hour.
         9.4 Back-up Capacity Charge. If MEAG has hourly deficit energy and the absolute value of such deficit is greater than the absolute value of the AIBD for that Hour, then MEAG shall pay Georgia Power a Back-up Capacity Charge equal to the product of: (i) the absolute value of the hourly deficit energy minus the absolute value of the AIBD for that Hour, and (ii) 400 dollars per megawatt hour ($/MWH).
         9.5 Commitment Cost. (a) If MEAG has surplus energy during any Hour of the Day that is greater than the AIBs for that Hour, then MEAG shall pay Georgia Power a Commitment Cost equal to the product of: (i) the maximum amount of hourly surplus energy in that Day and (ii) the Commitment Cost Rate for that Day. The Commitment Cost Rate, in dollars per megawatt day, shall be calculated pursuant to Georgia Power's current practice, as set forth in Rate Schedule A (Paragraph c) of the Scheduling Services Agreement; provided, however, that any changes to such practice as applied to this Agreement shall be agreed to in advance by the Parties.
         (b) If MEAG has deficit energy in any Hour of a Day that is less than the AIBD for that Hour, then MEAG shall pay a Commitment Cost to Georgia Power for that Day equal to the product of (i) the maximum of the absolute value of the hourly deficit energy in that Day and (ii) the Commitment Cost Rate for that Day.

         9.6 Credit for Hourly Surplus Energy. In each Hour when MEAG has surplus energy, Georgia Power shall credit MEAG for this surplus energy an amount equal to the sum of:

         (a)  the product of
                  (i) the amount of the hourly surplus energy, up to but not greater than the IEBS for that Hour, times (ii) the Territorial Marginal Cost for that Hour, and
         (b)  the product of
                  (i) the amount of the hourly surplus energy, if any, which is greater than the IEBS for that Hour, and up to but not greater than the AIBS for that Hour, times (ii) the lesser of System Marginal Cost for that Hour minus five dollars per megawatt hour ($/MWH) and Territorial Marginal Cost for that Hour, and
         (c)  the product of
                  (i) the amount of the hourly surplus energy, if any, which is greater than the AIBS for that Hour, times (ii) the lesser of System Marginal Cost for that Hour minus ten dollars per megawatt hour ($/MWH) and Territorial Marginal Cost for that Hour.

         9.7 Payment for Hourly Deficit Energy. In each Hour when MEAG has deficit energy, MEAG shall pay Georgia Power for this deficit energy an amount equal to the sum of:

         (a)  the product of
                  (i) the amount of the absolute value of the hourly deficit energy, up to but not greater than the absolute value of the IEBD for that Hour, times (ii) the System Marginal Cost for that Hour (unless modified by Section 8.8), and
         (b)  the product of
                  (i) the amount of the absolute value of the hourly deficit energy, if any, which is greater than the absolute value of the IEBD for that Hour, times (ii) the System Marginal Cost for that Hour plus ten dollars per megawatt hour ($/MWH).
                                    ARTICLE X

                             OFF-SYSTEM TRANSACTIONS
         10.1 Scheduling and Coordination. MEAG Off-System Transactions shall be coordinated and scheduled with Georgia Power or its agent in a manner consistent with the relevant scheduling provisions of Sections 13.8 and 14.6, as applicable, of the Open Access Transmission Tariff of Southern Companies and applicable to Southern's off-system transactions. For purposes of this Article X, "Southern's off-system transactions" means energy transactions between Southern and another person or entity, pursuant to which Southern either: (i) delivers energy or causes or allows energy to be delivered to a destination which is not served by the Southern Control Area or is located outside of the Southern Control Area; (ii) takes energy or causes or allows energy to be taken into the Southern Control Area from a generation facility or other resource which is located outside the Southern Control Area; or (iii) provides or causes or allows to be provided transmission service into, out of or across the Southern Control Area. MEAG shall notify the Southern Control Area operator of its desire to interrupt a MEAG Off-System Transaction, and the Southern Control Area operator shall interrupt such transaction as soon as practicable, provided that the receiving control area has consented to such interruption.
         10.2 Information Obligations. MEAG shall provide to Georgia Power or its agent information concerning all arrangements for MEAG Off-System Transactions for or on behalf of MEAG in such detail and upon such frequency as Georgia Power or its agent reasonably requests in order to support system security or load regulation activities, and/or to allow Georgia Power or its agent to complete on a timely basis Georgia Power's billing functions under this Agreement.

         10.3 Transmission Responsibility. MEAG shall be responsible for making all transmission arrangements for MEAG Off-System Transactions and shall bear all costs associated with such transmission.

         10.4 MEAG Off-System Control Area Services. (a) MEAG Off-System Control Area Services shall be provided at rates consistent with the Open Access Transmission Tariff of Southern Companies, as described below in Section 10.4(b), (c) and (d); provided, however, that MEAG shall not incur charges for MEAG Off-System Control Area Services in connection with sales to Alabama Municipal Electric Authority ("AMEA") to the extent that AMEA is receiving and paying for such Control Area Services under the Open Access Transmission Tariff of Southern Companies.
         (b) Except as otherwise provided in this Section 10.4, MEAG shall incur, for all MEAG Non-Territorial Load and all wheeling transactions through the ITS, MEAG Off-System Control Area Services charges for Scheduling, System Control and Dispatch Service, and Reactive Supply and Voltage Control From Generation Sources Service. For MEAG Non-Territorial Load inside the Southern Control Area, MEAG shall also incur MEAG Off-System Control Area Services charges for Regulation and Frequency Response Service, and Operating Reserve Spinning and Supplemental Reserve Service.
         (c) Notwithstanding the provisions of Section 10.4(b), to the extent a MEAG Non-Territorial Load purchaser inside the Southern Control Area is receiving and paying for Control Area Services for Regulation and Frequency Response Service, and Operating Reserve - Spinning and Supplemental Reserve Service under the Open Access Transmission Tariff of Southern Companies, Georgia Power's invoice to MEAG shall show the charge for such Control Area Services as determined in Section 10.4(b), and shall also reflect a credit for the amounts paid by such purchaser to Southern. In addition, to the extent MEAG Non-Territorial Load consists of a sale to an entity and such entity is self-supplying such Control Area Services with respect to such sale pursuant to a methodology substantially similar to that set forth in Section 8.4, 8.5 and
8.6 hereto, as reflected in a written agreement between such entity and Georgia Power, Georgia Power's invoice to MEAG shall show the charge for such Control Area Services as determined in Section 10.4(b), and shall also reflect a credit for the value of such Control Area Services self-supplied by such entity, as determined by the rates then in effect under the Open-Access Transmission Tariff of Southern Companies.
         (d) If MEAG has selected option (i) in Section 8.3(a), then to the extent that MEAG's net generation from qualified resources (as defined in Section 8.3(b)) exceeds MEAG Territorial Load in any Hour, MEAG shall receive a credit for Reactive Supply and Voltage Control From Generation Sources Service equal the lesser of (i) the difference between MEAG's net generation from qualified resources and MEAG Territorial Load during such Hour, or (ii) MEAG Non-Territorial Load during such Hour.
                                   ARTICLE XI
                          MUTUAL BUY/SELL TRANSACTIONS
         11.1 Implementation. Neither Party shall sell power to, nor purchase power from, the other Party under this Agreement (with the exception of the limited sales/purchases attributable to Pseudo Energy Sales and Purchases or incidental to the operation of the Energy Imbalance Service provisions). To the extent the Parties wish to engage in buy/sell transactions or otherwise sell or purchase capacity or energy from each other, such transactions shall be implemented and governed by separate market-based service agreements to be executed between MEAG and Georgia Power or its agent.
                                   ARTICLE XII
                             BILLING AND COLLECTION
         12.1 Invoice. (a) As promptly as practicable after the commencement of each Month during the Term, Georgia Power shall send to MEAG an invoice stating the payments due from MEAG for MEAG Territorial Control Area Services, MEAG Off-System Control Area Services, Energy Imbalance Service (including Back-Up Capacity Charges, Commitment Costs, and credits and payments associated with hourly surpluses and deficits, respectively), the Pseudo Resource Energy Charges and Credits, and the Monthly Administration Payment, as described in Article
XIII. Such invoice shall reflect preliminary (estimated) costs for services provided by Georgia Power during the previous Month, and actual costs for services provided by Georgia Power during any Month prior to the previous Month, to the extent Georgia Power has actual cost data available to it to allow for the reconciliation or "true-up" of costs incurred during such prior Month(s).
         (b) In the event the sum of the charges reflected in a monthly invoice to MEAG show that a payment is due from Georgia Power to MEAG (for example, if MEAG were required to "sell" energy to Georgia Power during the relevant Month, and the cost of such energy exceeded the charges assessed to MEAG), MEAG shall send an invoice to Georgia Power in that amount.
         12.2 Payment. (a) Payment shall be due from MEAG on or before the tenth
(10th) Day after MEAG's receipt of an invoice from Georgia Power. If such tenth Day after MEAG's receipt is not a banking Day, then payment shall be due on the next succeeding banking Day. MEAG shall make payment to Georgia Power in accordance with such invoice on or before the date due in immediately available funds through wire transfer of funds or other means acceptable to Georgia Power. If MEAG does not render payment on or before such tenth Day as described herein, then Interest shall be added to the overdue payment from the date such overdue payment was due until full payment, together with Interest, is received by Georgia Power, which Interest shall accrue in simple interest terms per annum.
         (b) To the extent Georgia Power owes payment to MEAG as described in
Section 12.1, such payment shall be due on of before the tenth Day after receipt of the required invoice from MEAG. If Georgia Power fails to render payment on or before such tenth Day, Interest shall accrue in simple interest terms per annum and be added to the overdue payment.
         12.3 Failure To Pay. (a) To the extent MEAG fails to pay when due the full amount stated on its monthly invoice from Georgia Power, Georgia Power, in addition to assessing Interest pursuant to Section 12.2 and/or pursuing any other remedies available to it under this Agreement, may withhold any and all service to MEAG under this Agreement and suspend MEAG's Pseudo Scheduling and Dispatch rights as provided in Articles V and VII during the entire period such payment remains overdue; provided, however, that Georgia Power shall not withhold any services or otherwise suspend MEAG's rights hereunder prior to affording MEAG at least twenty (20) Days written notice of MEAG's delinquency and Georgia Power's intention to withhold service.
         (b) To the extent Georgia Power fails to pay when due any amounts owing to MEAG as described in Section 12.2, MEAG may take any action at law or in equity to enforce this Agreement and to recover any and all unrecovered costs and expenses incurred by MEAG as a result of Georgia Power's failure to render payment on a timely basis.
         12.4 Billing Disputes. (a) MEAG shall have 180 Days after receipt of an invoice from Georgia Power within which to contest the correctness or validity of any charge or credit reflected in such invoice, provided that MEAG furnishes to Georgia Power in writing a detailed explanation of its dispute, including the nature of such dispute and any and all bases therefor. Such written explanation must be provided prior to 180 Days after receipt of the invoice giving rise to such dispute. Georgia Power and MEAG agree that if no written explanation is provided to Georgia Power within this 180-Day time period, the correctness of all charges or credits included in the invoice shall be conclusively presumed, and MEAG shall be estopped from raising any challenge to such charges or credits in any forum.
         (b) MEAG's ability to contest charges or credits assessed to it under the terms of this Article XII shall in no way affect MEAG's obligation to pay in full the amount billed to it within ten (10) Days after receipt of the invoice giving rise to such contest, in accordance with Section 12.2; provided, however, that such payment may be made under protest and thereafter MEAG shall be reimbursed for any amount in error after the settlement of such dispute.
         (c) After MEAG renders to Georgia Power a timely written explanation of its dispute regarding the charges or credits under any invoice, Georgia Power shall promptly review the questioned charges or credits and shall notify MEAG, within sixty (60) Days following receipt of such written explanation, of the amount of any error and the amount of any payment or reimbursement owed by or to MEAG in respect of such error. Not later than ten (10) Days after receipt of such notice, MEAG shall tender any payment due to Georgia Power in immediately available funds. Similarly, not later than ten (10) Days after receiving an invoice from MEAG stating the amount of any reimbursement owed to MEAG, Georgia Power shall tender any reimbursement due in immediately available funds. Payments and reimbursements made under this Section shall include Interest from the date the original payment was due until the date such payment or reimbursement, together with Interest, is made, which Interest shall accrue in simple interest terms per annum. To the extent MEAG continues to challenge the correctness of such payment, it must seek redress within sixty (60) Days after receipt of the payment notice. Georgia Power and MEAG agree that after the expiration of this 60-Day period, the correctness of such payment shall be conclusively presumed.
         (d) Notwithstanding the foregoing or any other provisions of this Agreement, if either Party is in default in respect of any payments required to be made under this Agreement, the other Party may withhold any payment or reimbursement otherwise due under this Article to the extent of such default.
         12.5 Availability of Records. With respect to each Month's invoice, Georgia Power shall make available to MEAG, at all times prior to the end of the period(s) as set forth in Section 12.4, such books and records as are necessary for MEAG to calculate the charges assessed under this Agreement.
                                  ARTICLE XIII
                                  DEVELOPMENT,
                     IMPLEMENTATION AND ADMINISTRATION FEES
         13.1 Payment. MEAG hereby agrees to reimburse Georgia Power for all costs reasonably incurred by Georgia Power in connection with the development, implementation and on-going administration of this Agreement, including without limitation manpower, manpower overheads, equipment, computer software, and computer time. MEAG shall make such reimbursements to Georgia Power by paying to Georgia Power a "Monthly Administration Payment," such payment to be made in accordance with and subject to the terms of Article XII (Billing and Collection).

                                   ARTICLE XIV
                                TERM OF AGREEMENT
         14.1 Initial Term. This Agreement shall have a one (1) year Term from its Effective Date. The Effective Date shall be the first Day of the Month immediately after the date on which the FERC permits this Agreement to become effective.
         14.2 Extension of the Term. (a) Georgia Power and MEAG agree that the Term of this Agreement shall extend automatically for one (1) or more successive additional Terms of one (1) year following the end of the initial and each additional Term, unless and until terminated by either Party upon six (6) Months prior written notice; provided, however, that neither Party shall have the right to give such notice until at least six Months after the Effective Date.
         (b) Should either Party provide notice of termination of this Agreement pursuant to this Section 14.2, the Parties agree to use their reasonable best efforts to negotiate a mutually acceptable successor arrangement to the PSSA; provided, however, that if the Parties have failed to reach an agreement on a successor arrangement prior to the end of four (4) Months after such notification of termination, Georgia Power may unilaterally file at the FERC an agreement which it believes is an appropriate successor arrangement to the PSSA. MEAG shall have the right to contest such filing in accordance with FERC regulations. If the FERC has not issued a final order on Georgia Power's filing before the end of six (6) Months after the notification of termination, MEAG shall, until such final order is issued, (i) continue to purchase Control Area Services from Georgia Power or its agent at the standard rates then in effect under the Open Access Transmission Tariff of Southern Companies; and (ii) continue to purchase Energy Imbalance Service under terms and conditions in accordance with Article IX of this Agreement. In addition, MEAG shall continue to Pseudo Schedule and Dispatch its Pseudo Resources pursuant to terms and conditions in accordance with Articles V, VI and VII of this Agreement until such final order is issued, or until Georgia Power is capable of providing for separate scheduling and dispatch for Plant Scherer Unit Nos. 1 and 2 and Plant Wansley Unit Nos. 1 and 2 in accordance with those certain amendments to the Plant Scherer and Plant Wansley Joint Ownership Agreements dated December 31, 1990 and January 15, 1995, respectively, whichever is earlier. For purposes of this Article XIV, a "final order" shall mean a FERC order which is no longer subject to rehearing under the FERC's rules of practice and procedure.
         14.3 Conditions Precedent to Effectiveness. (a) Consistent with the Effective Date as defined in this Agreement, the obligations of Georgia Power and MEAG under this Agreement are expressly conditioned upon receipt of a final order of the FERC (i) approving this Agreement without modification or condition, or, alternatively, with modifications or conditions deemed acceptable to both Georgia Power and MEAG, each to make such determination in its sole discretion; and (ii) terminating the PR Tariff as it pertains to MEAG and the Parties' Scheduling Services Agreement. Georgia Power and MEAG shall cooperate with each other, as the other may reasonably request, in connection with the procurement of such approval from the FERC.
         (b) Should the FERC modify this Agreement after it becomes effective, either Party shall have the right to terminate the Agreement upon sixty (60) Days' written notice to the other Party. Should either Party provide notice of termination pursuant to this Section 14.3, the Parties agree to use their reasonable best efforts to negotiate a mutually acceptable successor arrangement to the PSSA; provided, however, that if the Parties have failed to reach an agreement on a successor arrangement prior to end of sixty (60) Days after such notification of termination, Georgia Power may unilaterally file at the FERC an agreement which it believes is an appropriate successor arrangement to the PSSA. MEAG shall have the right to contest such filing in accordance with FERC regulations. MEAG shall, until the FERC has issued a final order on Georgia Power's filing, (i) continue to purchase Control Area Services from Georgia Power or its agent at the standard rates then in effect under the Open Access Transmission Tariff of Southern Companies; and (ii) continue to purchase Energy Imbalance Service under terms and conditions in accordance with Article IX of this Agreement. In addition, MEAG shall continue to Pseudo Schedule and Dispatch its Pseudo Resources pursuant to terms and conditions in accordance with Articles V, VI and VII of this Agreement until such final order is issued, or until Georgia Power is capable of providing for separate scheduling and dispatch for Plant Scherer Unit Nos. 1 and 2 and Plant Wansley Unit Nos. 1 and 2 in accordance with those certain amendments to the Plant Scherer and Plant Wansley Joint Ownership Agreements dated December 31, 1990 and January 15, 1995, respectively, whichever is earlier.
                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS
         15.1 Remedies. Should either Party fail to perform its obligations under this Agreement or otherwise fail to adhere to the terms of this Agreement, such failure shall be deemed a material breach of contract, and the non-breaching Party may take any action, at law or in equity, to enforce or terminate this Agreement and recover from the breaching Party any and all damages and expenses and other losses, costs and liabilities (including but not limited to reasonable attorneys' fees) incurred as a result of such breach.
         15.2 Indemnification. MEAG hereby indemnifies and holds Georgia Power and its agent harmless from and against any and all losses, costs, liabilities, damages and expenses (including without limitation attorney's fees and expenses) of any kind incurred or suffered by Georgia Power or its agent pursuant to, as a direct result of or in connection with Georgia Power's performance under this Agreement or MEAG's performance or nonperformance under this Agreement; provided however, that MEAG shall have no obligation to indemnify Georgia Power for losses, costs, liabilities, damages and expenses incurred by Georgia Power or its agent as a direct result of any action taken by Georgia Power which violates this Agreement or which otherwise constitutes willful misconduct.
         15.3 No Affiliate Liability. Notwithstanding any other provision of this Agreement, no affiliate of Georgia Power (including, but not limited to, any affiliate of Georgia Power acting as Georgia Power's agent under this Agreement) shall have any liability whatsoever in connection with the Parties' performance of this Agreement.
         15.4 Disclaimer of Warranty. Georgia Power, on behalf of itself, each of its affiliates, and each of their respective employees, officers, directors, agents, successors and assigns, hereby disclaims any and all express, implied and statutory warranties concerning any or all of the services to be sold or provided by Georgia Power pursuant to this Agreement, or concerning any information furnished by or for any one or more of them, including without limitation any and all warranties as to merchantability, fitness for a particular purpose, availability, accuracy, quality, quantity or otherwise.
         15.5 Service Constancy. Notwithstanding any other provision of this Agreement, Georgia Power does not guarantee or warrant that Georgia Power shall provide uninterrupted service under this Agreement. Georgia Power shall not be in breach of this Agreement by reason of, and shall have no liability whatsoever to MEAG for, any failure to make service available under this Agreement, for any interruption in service under this Agreement, or for any deficiency in the quality of service provided under this Agreement; provided however, that the foregoing exculpatory clause shall not apply to any failure that is the direct result of (i) any action of Georgia Power which is not consistent with Prudent Utility Practice or (ii) Georgia Power's willful misconduct.
         15.6 Assignment. Neither MEAG nor Georgia Power may sell, assign or otherwise transfer any or all of this Agreement or its respective rights, or delegate any or all of its respective obligations, under this Agreement, at any time, without the prior written consent of the other in each instance; provided, however, that neither Georgia Power nor MEAG may unreasonably withhold its consent to any collateral assignment by the other of this Agreement as security for bonds or other obligations issued or to be issued; and provided, further, that Georgia Power may at any time assign its rights and delegate its duties under this Agreement to an affiliate of Georgia Power with the consent of MEAG, which consent shall not be unreasonably withheld.
         15.7 Agency. Notwithstanding the restrictions imposed under Section 15.6, Georgia Power and MEAG may appoint agents to act on their behalf under this Agreement. Any action undertaken by an agent pursuant to this Agreement shall be imputed to the appointing Party as principal, who shall assume full responsibility for the agent's acts.
         15.8 No Partnership. MEAG and Georgia Power do not intend for this Agreement, and this Agreement shall not, create any joint venture, partnership, association taxable as a corporation, or other entity for the conduct of any business for profit.

         15.9 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon any respective successors and assigns of MEAG and Georgia Power.

         15.10 Superseding Effect. This Agreement satisfies in full the provisions of paragraph 2 of the Partial Requirements Service Settlement Agreement between the Parties dated January 10, 1997, and supersedes in its entirety Attachment A of such Settlement Agreement.

         15.11 Notice. Unless otherwise provided herein, any notice, request, consent or other communication required by this Agreement shall be in writing and shall be deemed given on the Day hand-delivered to the officer identified below, or the third Day after the same is deposited in the United States Mail, first class postage prepaid:

Georgia Power Company
c/o Southern Company Services, Inc.
333 Piedmont Ave., N.E.
Atlanta, Georgia  30308
Attention:        Senior Vice President, Southern Wholesale Energy
Municipal Electric Authority of Georgia
1470 Riveredge Parkway, N.W.
Atlanta, Georgia  30328
Attention:        President and General Manager

         15.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         15.13 Governing Law. The validity, interpretation and performance of this Agreement and each of its provisions shall be governed by the laws of the State of Georgia.

IN WITNESS WHEREOF, the undersigned party hereto has duly executed this Agreement in Atlanta, Georgia on the date first above written.





Signed, sealed and delivered GEORGIA POWER COMPANY in the presence of:




__________________________________  By:______________________________________
                                                          Fred Williams
                                                          Senior Vice President
                                                          Georgia Power Company


                                  Attest:___________________________________

IN WITNESS WHEREOF, the undersigned party hereto has duly executed this Agreement in Atlanta, Georgia on the date first above written.





Signed, sealed and delivered              MUNICIPAL ELECTRIC AUTHORITY
in the presence of:                       OF GEORGIA




__________________________________  By:______________________________________
                                                  James Allison
                                            President and General Manager
                                        Municipal Electric Authority of Georgia



                                     Attest:___________________________________